Exhibit 4.1.1

                                    FORM OF


                      STANDARD TERMS FOR TRUST AGREEMENTS

                                    between

                         BOND PRODUCTS DEPOSITOR LLC,

                                 as Depositor

                                      and

                              [name of Trustee],

                                  as Trustee

                              TRUST CERTIFICATES




                          Dated as of [      , 2003]

                               TABLE OF CONTENTS

                                                                         Page


                                   ARTICLE I

                          Definitions and Assumptions

SECTION 1.01       Definitions.............................................1
SECTION 1.02       Rules of Construction..................................22
SECTION 1.03       Compliance Certificates and Opinions; Record Date......22

                                  ARTICLE II

                Declaration of Trust; Issuance of Certificates;
                     Purpose and Classification of Trusts

SECTION 2.01       Creation and Declaration of Trusts; Assignment of
                   the Trust Estate.......................................24
SECTION 2.02       Acceptance by Trustee..................................26
SECTION 2.03       Representations and Warranties of the Depositor........26
SECTION 2.04       Breach of Depositor's Representations or Warranties....27
SECTION 2.05       Agreement to Authenticate and Deliver Certificates.....28

                                  ARTICLE III
                         Administration of each Trust

SECTION 3.01       Administration of each Trust...........................28
SECTION 3.02       Collection of Payments on the Trust Estate ............28
SECTION 3.03       Certificate Account and Reserve Account................29
SECTION 3.04       Liquidation of the Underlying Securities...............31
SECTION 3.05       Investment of Funds in the Accounts....................31
SECTION 3.06       Maintenance of Credit Support and
                   Other Deposited Assets.................................32
SECTION 3.07       Realization Upon Defaulted ............................32
SECTION 3.08       Retained Interest......................................34
SECTION 3.09       Access to Certain Documentation........................35
SECTION 3.10       Reports by the Depositor...............................35
SECTION 3.11       Charges and Expenses...................................36
SECTION 3.12       Underlying Securities Reporting Failure................36

                                  ARTICLE IV
                Distributions and Reports to Certificateholders

SECTION 4.01       Distributions..........................................38
SECTION 4.02       Distributions on Certificates..........................38
SECTION 4.03       Reports to Certificateholders..........................41
SECTION 4.04       Advances...............................................43
SECTION 4.05       Allocation of Realized Losses and Trust Expenses.......44
SECTION 4.06       Compliance with Withholding Requirements...............44
SECTION 4.07       Optional Exchange......................................45
SECTION 4.08       Call Option Procedures.................................47
SECTION 4.09       Early Termination......................................48

                                   ARTICLE V
                               The Certificates

SECTION 5.01       The Certificates.......................................48
SECTION 5.02       Execution, Authentication and Delivery.................49
SECTION 5.03       Temporary Certificates.................................50
SECTION 5.04       Registration; Registration of Transfer and Exchange....51
SECTION 5.05       Mutilated, Destroyed, Lost and Stolen Certificates.....56
SECTION 5.06       Persons Deemed Owners..................................57
SECTION 5.07       Cancellation...........................................58
SECTION 5.08       Global Securities......................................58
SECTION 5.09       Notices to Depository..................................59
SECTION 5.10       Definitive Certificates................................59
SECTION 5.11       Currency of Distributions in Respect of Certificates...60
SECTION 5.12       Conditions of Authentication and Delivery of New Series61
SECTION 5.13       Appointment of Paying Agent............................62
SECTION 5.14       Authenticating Agent...................................62
SECTION 5.15       Voting Rights with Respect to Underlying Securities....64
SECTION 5.16       Actions by Certificateholders..........................64
SECTION 5.17       Termination Events.....................................65
SECTION 5.18       Judicial Proceedings Instituted by Trustee;
                   Trustee May Bring Suit.................................65
SECTION 5.19       Control by Certificateholders..........................65
SECTION 5.20       Waiver of Past Defaults................................66
SECTION 5.21       Right of Certificateholders to Receive Payments
                   Not to Be Impaired.....................................67
SECTION 5.22       Remedies Cumulative....................................67

                                  ARTICLE VI
                                 The Depositor

SECTION 6.01       Liability of the Depositor.............................67
SECTION 6.02       Limitation on Liability of the Depositor...............67
SECTION 6.03       Depositor May Purchase Certificates....................69
SECTION 6.04       Merger or Consolidation of the Depositor...............69
SECTION 6.05       No Liability of the Depositor with Respect to
                   the Deposited Assets; Certificateholders to Proceed
                   Directly Against the Deposited Asset Providers.........69

                                  ARTICLE VII
                            Concerning the Trustee

SECTION 7.01       Duties of Trustee......................................70
SECTION 7.02       Between Trustee and Administrative Agents..............74
SECTION 7.03       Certain Matters Affecting the Trustee..................75
SECTION 7.04       Trustee Not Liable for Recitals in Certificates or
                   Underlying Securities..................................76
SECTION 7.05       Trustee May Own Certificates...........................77
SECTION 7.06       Trustee's Fees and Expenses............................77
SECTION 7.07       Eligibility Requirements for Trustee...................78
SECTION 7.08       Resignation or Removal of the Trustee;
                   Appointment of Successor Trustee.......................79
SECTION 7.09       Merger or Consolidation of Trustee.....................80
SECTION 7.10       Appointment of Office or Agency........................81
SECTION 7.11       Representations and Warranties of Trustee..............81
SECTION 7.12       Indemnification of Trustee by the Depositor;
                   Contribution...........................................82
SECTION 7.13       Indemnification of Depositor by Trustee................83
SECTION 7.14       No Liability of the Trustee with Respect to
                   the Deposited Assets; Certificateholders to Proceed
                   Directly Against the Issuer(s).........................84
SECTION 7.15       [RESERVED].............................................84
SECTION 7.16       Preservation of Information............................84
SECTION 7.17       Reports by Trustee.....................................84
SECTION 7.18       Trustee's Application for Instructions from the
                   Depositor..............................................84

                                 ARTICLE VIII
                                 Market Agent

SECTION 8.01       Market Agent...........................................85

                                  ARTICLE IX
                                  [RESERVED]

                                   ARTICLE X
                           Miscellaneous Provisions

SECTION 10.01      Amendment..............................................86
SECTION 10.02      Limitation on Rights of Certificateholders.............88
SECTION 10.03      GOVERNING LAW..........................................89
SECTION 10.04      Notices................................................89
SECTION 10.05      Notice to Rating Agencies..............................90
SECTION 10.06      Severability of Provisions.............................91
SECTION 10.07      Grant of Security Interest.............................91
SECTION 10.08      Nonpetition Covenant...................................92
SECTION 10.09      No Recourse............................................93
SECTION 10.10      Article and Section References.........................93
SECTION 10.11      Counterparts...........................................93
SECTION 10.12      Trust Indenture Act Controls...........................93
SECTION 10.13      Segregation Provisions.................................93

         STANDARD TERMS FOR TRUST AGREEMENTS dated as of [ ], 2003, among BOND PRODUCTS DEPOSITOR LLC, a Delaware limited liability company, as Depositor, and [name of Trustee], [a national banking association], as Trustee.

                             PRELIMINARY STATEMENT
                             ---------------------

                  The Depositor and the Trustee have duly authorized the execution and delivery of these Standard Terms for Trust Agreements (the "Standard Terms") to provide for one or more Series (and one or more Classes within each such Series) of Certificates, issuable from time to time as provided in these Standard Terms.

                  Each such Series (inclusive of any Classes specified within such Series) of Certificates will be issued only under a separate Series Supplement to these Standard Terms, duly executed and delivered by the Depositor and the Trustee. With respect to each Series, the applicable Series Supplement, together with these Standard Terms, shall be known as the "Trust Agreement."

                  All representations, covenants and agreements made herein by each of the Depositor and the Trustee are for the benefit and security of the Certificateholders and, to the extent provided in the applicable Series Supplement, for the benefit and security of any Credit Support Provider and/or any other party as may be specified therein;

                  The Depositor is entering into these Standard Terms, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                   ARTICLE I

                          Definitions and Assumptions
                          ---------------------------

                  SECTION 1.01 Definitions. Except as otherwise specified herein or in the applicable Series Supplement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Trust Agreement.

                  "Account" As defined in Section 3.05.

                  "Accounting Date" With respect to any Series, if applicable, as defined in the related Series Supplement.

                  "Administration Account" As defined in Section 7.02(c).

                  "Administrative Agent" Any Person with which the Trustee has entered into an Administration Agreement.

                  "Administration Agreement" The written contract, if any, between the Trustee and an Administrative Agent and any successor Trustee and Administrative Agent relating to the administration of certain duties of the Trustee related to any Series.

                  "Administrative Fees" With respect to any Series, if applicable, as defined in the related Series Supplement.

                  "Advance" As defined in Section 4.04.

                  "Affiliate" With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Allowable Expense Amounts" With respect to any Series, as defined in the related Series Supplement.

                  "Authenticating Agent" As defined in Section 5.14.

                  "Authorized Newspaper" A newspaper in an official language of the country of publication customarily published at least once a day, and customarily published for at least five (5) days in each calendar week, and of general circulation in such city or cities specified in the related Series Supplement with respect to the Certificates of any Series. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.

                  "Available Funds" Unless otherwise specified in the applicable Series Supplement, for any Distribution Date in respect of a given Series or Class, the sum of (i) all amounts actually received on or with respect to the Underlying Securities (including Liquidation Proceeds and investment income on amounts in the Accounts) with respect to such Series during the related Collection Period; (ii) all amounts received by the Trust pursuant to the terms of any Credit Support Instruments with respect to such Series for such Distribution Date, (iii) all amounts received by the Trust pursuant to the terms of any Other Deposited Assets with respect to such Series for such Distribution Date, (iv) all amounts transferred on such Distribution Date to the Certificate Account from any Reserve Account established under the applicable Series Supplement, and (v) all other amounts, if any, specified by the applicable Series Supplement.

                  "Basic Documents" With respect to any Series, shall mean, the Trust Agreement and if applicable, any other documents set forth in the related Series Supplement.

                  "Bearer Certificate" Any Certificate (with or without Coupons), title to which passes by delivery only, but exclusive of any Coupons.

                  "Beneficial Owner" Shall mean, with respect to Certificates held through a Depository, the beneficial owner of a Certificate. For purposes only of Section 5.16, the Trustee shall be obligated to treat a Person who claims to be a beneficial owner of a Certificate as a "Beneficial Owner" within the meaning of the Series Supplement only if such Person has first delivered to the Trustee, (i) a certificate or other writing executed by such Person stating the full name and address of such Person, the principal distribution amount of the Certificate with respect to which such Person claims to be the Beneficial Owner, and the Participant in the Depository ("such Person's Participant") through which such Person holds its beneficial ownership interest in the Certificates and (ii) a certificate or other writing executed by such Person's Participant confirming that such Person's Participant holds on its own books and records Certificates for the account of such Beneficial Owner and identifying the principal distribution amount held for such Beneficial Owner.

                  "Bidding Procedures" shall mean those procedures set forth in Section 3.13 of this Agreement for the sale of Underlying Securities.

                  "Business Day" Any day that is not (i) a Saturday, a Sunday,
(ii) a legal holiday in the State of New York and the city and state in which the Corporate Trust Office of the Trustee is located, or (iii) a day on which banking or savings institutions in New York or the city and state in which the Corporate Trust Office of the Trustee are located are authorized or obligated by law, regulation or executive order to close.

                  "Calculation Agent" With respect to any Series, if applicable, as defined in the related Series Supplement.

                  "Call Date" With respect to any Series, if applicable, shall be the date set forth in the related Series Supplement.

                  "Call Option" Shall mean the right to purchase the Certificates in whole or in part at the Call Price, on any Call Date pursuant to Section 4.08 hereof and the terms of the applicable Series Supplement.

                  "Call Premium Percentage" With respect to any Series (or Class with such Series), if applicable, as defined in the related Series Supplement.

                  "Call Price" With respect to any Series, if applicable, shall be as defined in the related Series Supplement.

                  "Call Request" Shall have the meaning specified in Section
4.08 hereof.

                  "Certificate Account" As defined in Section 3.03.

                  "Certificate Owners" As defined in Section 5.08.

                  "Certificate Principal Balance" With respect to an Outstanding Certificate, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Deposited Assets. The Certificate Principal Balance, if any, of any Class within a given Series (other than those Classes, if any, specified in the related Series Supplement), as of any date of determination, shall be equal to the aggregate initial Certificate Principal Balance thereof less the sum of (i) all amounts allocable to prior distributions made to such Class in respect of principal, (ii) any reductions attributable to Certificates surrendered in exchange for Underlying Securities, as and to the extent provided in the applicable Series Supplement, and (iii) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of (A) Realized Losses in respect of principal of any Deposited Assets and (B) Extraordinary Trust Expenses in respect of principal as allocated to such Class pursuant to the applicable Series Supplement.

                  "Certificate Register" and "Certificate Registrar" As respectively defined in Section 5.04.

                  "Certificateholder" Any Holder of a Certificate.

                  "Certificates" Any trust certificates authorized by, and authenticated and delivered under this Trust Agreement.

                  "Class" With respect to any Series, any one of the classes of Certificates of such Series, each consisting of Certificates having identical terms.

                  "Clearing Agency" An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Closing Date" With respect to any Series, the day on which Certificates of such Series are first executed, authenticated and delivered, as specified in the related Series Supplement.

                  "Code" The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

                  "Collection Period" With respect to any Distribution Date for a Series (or Class within such Series), the period specified in the related Series Supplement.

                  "Commission" The Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Trust Agreement such Commission is not existing and performing the duties now assigned to it, then the body then performing such duties.

                  "Corporate Trust Office" The principal corporate trust office of the Trustee located at the address set forth in the related Series Supplement or such other addresses as the Trustee may designate from time to time by notice to the Holders and the Depositor, or the principal corporate trust office of any successor Trustee (or such other addresses as a successor Trustee may designate from time to time by notice to the Holders and the Depositor).

                  "Coupon" Any interest coupon appertaining to a Bearer Certificate.

                  "Coupon Certificate" Any Bearer Certificate authenticated and delivered with one or more Coupons appertaining thereto.

                  "Credit Support" With respect to any Series (or any Class within such Series), a Letter of Credit, Surety Bond or other asset intended to support or ensure the timely or ultimate distributions of amounts due in respect of all or certain of the Underlying Securities for such Series (or Class), which in each case is specified as such in the related Series Supplement.

                  "Credit Support Instrument" The instrument or document pursuant to which the Credit Support for a given Series (or any Class within such Series) is provided, as specified in the applicable Series Supplement.

                  "Credit Support Provider" With respect to any Series (or any Class within such Series), the Person, if any, that will provide any Credit Support with respect to all or a portion of the Underlying Securities for such Series or Class as specified in the applicable Series Supplement.

                  "Currency" Dollars or Foreign Currency.

                  "Cut-Off Date" With respect to any Series, the date specified as such in the related Series Supplement. For purposes of this Trust Agreement, any Underlying Security acquired by the Depositor after the applicable Cut-Off Date but prior to the applicable Closing Date and included in the related Trust as of such Closing Date shall be deemed to have been Outstanding as of such Cut-Off Date and references to the principal balance of such Underlying Security as of such Cut-Off Date shall be deemed to be to the principal balance of such Underlying Security as of the date on which it was acquired by the Depositor.

                  "Definitive Certificates" As defined in Section 5.08.

                  "Deposited Assets" With respect to any Series shall have the meaning specified in the related Series Supplement.

                  "Deposited Assets Provider" With respect to any Series (or any Class within such Series), shall mean as applicable, the Underlying Security Provider, the Credit Support Provider and the Other Deposited Assets Provider, as applicable.

                  "Depositor" Bond Products Depositor LLC, a Delaware limited liability company, and, if a successor Person shall have become the Depositor pursuant to any applicable provisions of this Trust Agreement, "Depositor" shall mean such successor Person. With respect to any provisions of this Trust Agreement that relate to the provisions of the Trust Indenture Act, "Depositor" shall include any obligor on the Certificates as the term obligor is defined in the Trust Indenture Act.

                  "Depositor Order" A written order or request, respectively, signed in the name of the Depositor by any of its Executive Officers.

                  "Depository" With respect to the Certificates of any Series (or Class within such Series) issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depository by the Depositor in the related Series Supplement until a successor Depository shall have become such pursuant to the applicable provisions of this Trust Agreement, and thereafter "Depository" shall mean or include each Person who is then a Depository hereunder, and if at any time there is more than one such Person, "Depository" as used with respect to the Certificates of any such Series or Class shall mean the Depository with respect to the Certificates of that Series or Class.

                  "Discount Certificate" Any Certificate that is issued with "original issue discount" within the meaning of Section 1273(a) of the Code and any other Certificate designated by the Depositor as issued with original issue discount for United States Federal income tax purposes.

                  "Distribution Date" With respect to any Series (or Class within such Series) of Certificates, each date specified as a "Distribution Date" for such Series (or Class) in the related Series Supplement.

                  "Dollar" or "$" or "USD" Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

                  "Eligible Account" Either (i) a segregated account or accounts maintained with a federal or state chartered depository institution the long term unsecured debt obligations of which are rated by at least one Rating Agency in the higher of (x) at least the then current long-term rating of the Certificates or (y) in one of its [two] highest long-term rating categories (unless otherwise specified in the Series Supplement) at the time any amounts are held in deposit therein or (ii) an account(s) maintained as a segregated account(s) and held by a federal or state chartered depository institution, a national banking association in trust for the benefit of the Certificateholders; provided, however, that such depository institution (or its parent) has a long-term rating in one of the four highest categories by the Rating Agency.

                  "Eligible Expense" With respect to any Series, as specified in the related Series Supplement.

                  "Eligible Investments" With respect to any Series, unless otherwise specified in the related Series Supplement, any one or more of the following obligations or securities; provided, however, that the total stated return specified by the terms of each such obligation or security is at least equal to the purchase price thereof; and provided, further, that no such instrument may carry the symbol "R" in its rating;

                           (i) direct obligations of, and obligations fully
                  guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System , the Student Loan Marketing Association, the Resolution Funding Corporation, the Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), the Tennessee Valley Authority, the Federal Farm Credit Banks or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America; provided, however, that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System , the Student Loan Marketing Association, the Resolution Funding Corporation, the Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), the Tennessee Valley Authority, the Federal Farm Credit Banks shall be Eligible Investments only if, at the time of investment, they have the rating specified in such Series Supplement for Eligible Investments;

                           (ii) demand and time deposits in, certificates of
                  deposit of, or banker's acceptances issued by any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any state and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the rating specified in such Series Supplement for Eligible Investments;

                           (iii) repurchase agreements with respect to (a) any
                  security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States, with an entity having the credit rating specified in such Series Supplement for Eligible Investments;

                           (iv) securities bearing interest or sold at a
                  discount issued by any corporation incorporated under the laws of the United States or any State that have the rating specified in such Series Supplement for Eligible Investments at the time of such investment or contractual commitment providing for such investment; provided, however, that such rating shall be no lower than the rating on the Underlying Securities;

                           (v) commercial paper having at the time of such
                  investment the rating specified in the Series Supplement for Eligible Investments; and

                           (vi) a Guaranteed Investment Contract if and only
                  if specified in the related Series Supplement, provided that the Rating Agency Condition is met.

                  "Exchange Act" The Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

                  "Exchange Rate Agent" With respect to any Series (or Class within such Series) of Certificates, if applicable, the Depositor or its agent so specified in the related Series Supplement.

                  "Executive Officer" Any one of the duly elected or appointed qualified and acting officers of any entity executing a certificate.

                  "Extraordinary Trust Expenses" Unless otherwise specified in the related Series Supplement, any and all costs, expenses or liabilities of the Trustee incurred on behalf of the Trust which [100%] of the Certificateholders have expressly consented to and which arise out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to this Trust Agreement.

                  "Final Scheduled Distribution Date" With respect to any Certificate, the date on which all the unpaid principal of (and premium, if any, on) such Certificate is scheduled, without giving effect to any prepayment, exchange or early termination, to become due and payable as provided therein and in the applicable Series Supplement.

                  "Fitch" shall, mean, Fitch, Inc., doing business as "Fitch Ratings", and any successor thereto.

                  "Fixed Pass-Through Rate" With respect to any Fixed Rate Certificate, as defined in the related Series Supplement.

                  "Fixed Rate Certificate" A Certificate that provides for a payment of interest at a Fixed Pass-Through Rate.

                  "Floating Pass-Through Rate" With respect to any Floating Rate Certificate, as defined in the related Series Supplement.

                  "Floating Rate Certificate" A Certificate that provides for the payment of interest at a Floating Pass-Through Rate determined periodically by reference to a formula specified in the related Series Supplement.

                  "Foreign Currency" A currency issued by the government of any country other than the United States or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

                  "Global Security" A Registered Certificate or Bearer Certificate evidencing all or part of a Series (or Class within such Series) of Certificates, issued to the Depository for such Series or Class in accordance with Section 5.08 and bearing the legend prescribed therein.

                  "Grant" To sell, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm to the Trustee pursuant to these Standard Terms and a related Series Supplement; and the terms "Granted" and "Granting" have the meanings correlative to the foregoing. A Grant of the Trust Estate or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, interest and other payments in respect of such Trust Estate or other instruments and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Guaranteed Investment Contract" With respect to any Series (or Class within such Series), a guaranteed investment contract or surety bond provided for in the related Series Supplement, Granted as part of the Trust or to the Trustee for the benefit of the Certificateholders for such Series, providing for the investment of funds in a related Account or related Accounts and insuring a minimum or a fixed rate of return on the investment of such funds, which contract or surety bond shall be an obligation of an insurance company or other entity whose rating is no lower than the rating on the Certificates of any such Series and shall satisfy any other requirements specified in such Series Supplement.

                  "Holder" With respect to a Registered Certificate, the Registered Holder thereof and, with respect to a Bearer Certificate or a Coupon, the bearer thereof.

                  "Independent" When used with respect to any specified Person means that the Person (1) is in fact independent of the Depositor and of any Affiliate thereof, (2) does not have any direct or indirect material financial interest in the Depositor or in any Affiliate thereof and (3) is not connected with the Depositor as a manager, member, officer, employee, promoter, underwriter, trustee, partner or person performing similar functions.

                  "Interest Proceeds" With respect to any Series, as defined in the related Series Supplement.

                  "Initial Accrued Interest" With respect to any Series, shall mean, with respect to each Underlying Security, the amount of interest which accrued thereon from the Underlying Security Payment Date for such Underlying Security next preceding the deposit of such Underlying Security hereunder (or, in the event that such Underlying Security Payment Date is the first Underlying Security Payment Date to occur after the original issuance of such Underlying Security, from the dated date thereof) to, but excluding, the Closing Date.

                  "Issuer" Shall mean, with respect to an Underlying Security, the issuer thereof (including, if applicable, the guarantor of the Underlying Security) as identified in Schedule I to the Series Supplement.

                  "Investment Company Act" Shall mean the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder.

                  "Letter of Credit" With respect to any Series or Class within such Series, the letter of credit, if any, providing for the payment of all or a portion of amounts due in respect of such Series or Class, Granted as part of the Trust or to the Trustee for the benefit of the Certificateholders of such Series or Class, issued by the related Credit Support Provider, in each case as specified in the related Series Supplement.

                  "Liquidation Proceeds" The amounts received by the Trustee in connection with (i) the liquidation of a defaulted Underlying Security or any collateral, if any, related thereto, (ii) the repurchase, substitution or sale of an Underlying Security, or (iii) the termination of, or the occurrence of a default under, any Other Deposited Asset or any Credit Support Instrument.

                  "Market Agent" Shall mean the market agent or market agents appointed pursuant to Section 8.01 hereof, and its or their successors or assigns.

                  "Market Agent Agreement" With respect to any Series shall mean the Market Agent Agreement, dated as of the Closing Date, between the Trustee and the Market Agent, and any similar agreement with a successor Market Agent, in each case as from time to time amended or supplemented.

                  "Minimum Wire Denomination" If applicable, with respect to any Series, as defined in the related Series Supplement.

                  "Moody's" Shall mean Moody's Investors Service Inc. and any successor thereto.

                  "Non-Issuing Trust" As defined in Section 10.13(e).

                  "Notional Amount" With respect to any Class of Certificates, if applicable, the initial notional amount specified in the related Series Supplement on which distributions of interest may be determined at the applicable Pass-Through Rate, as the same may be adjusted as specified in such Series Supplement.

                  "Officer's Certificate" A certificate signed by any (or, if specified in these Standard Terms or any Series Supplement, more than one) Executive Officer of the Depositor, and delivered to the Trustee.

                  "Opinion of Counsel" A written opinion of counsel, who may, except as otherwise expressly provided in this Trust Agreement, be counsel for the Depositor acceptable to the Trustee, except that any opinion of counsel relating to the qualification of any account required to be maintained pursuant to this Trust Agreement as an Eligible Account must be an opinion of counsel who is in fact Independent of the Depositor.

                  "Optional Exchange" Shall mean the exchange of the Certificates held by any Certificateholder for a corresponding portion of the Underlying Securities in accordance with the Series Supplement.

                  "Optional Exchange Date" Shall have the meaning set forth in
Section 4.07 hereof.

                  "Ordinary Expenses" The Trustee's customary fees for its services as Trustee, including but not limited to: (i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitation of consent or instructions, or other communications required by this Trust Agreement, (ii) the costs and expenses of holding and making ordinary collections or payments on the assets of the Trust and of determining and making distributions, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are, or reasonably should have been, expected to be incurred in the ordinary course of administration of the Trust.

                  "Organizational Documents" Shall mean the Certificate of Formation as filed with the Secretary of State of the State of Delaware and the limited liability company agreement of the Depositor.

                  "Other Deposited Assets" With respect to any Series, shall mean any puts, calls, interest rate swaps, currency swaps, floors, collars, caps or credit derivatives or similar arrangements as described in the related Series Supplement.

                  "Other Deposited Assets Provider" With respect to any Series (or any Class within such Series), the Person, that acts as a counterparty or issuer of any Other Deposited Assets as specified in the applicable Series Supplement.

                  "Outstanding" With respect to Certificates of a specified Series (or Class within such Series), as of any date of determination, all such Certificates theretofore authenticated and delivered under these Standard Terms and the related Series Supplement, except:

                           (i) Certificates theretofore cancelled by the
                  Certificate Registrar or delivered to the Certificate Registrar for cancellation;

                           (ii) Certificates in exchange for or in lieu of
                  which other Certificates have been authenticated and delivered pursuant to this Trust Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates are valid obligations of the Trust; and

                           (iii) Certificates exchanged for Underlying
                  Securities as provided herein and in any related Series Supplement;

provided, however, that in determining whether the Holders of the required percentage of the aggregate Voting Rights of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates beneficially owned by the Depositor, the Trustee or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding, and the Voting Rights to which its Holder would otherwise be entitled shall not be taken into account in determining whether the requisite percentage of aggregate Voting Rights necessary to effect any particular consent or take any particular action has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates with respect to which the Depositor has provided an Officer's Certificate to the Trustee stating that such Certificates are so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not, to the knowledge of the Trustee, the Depositor or any Affiliate of any thereof. The principal amount or notional amount, as applicable, of a Discount Certificate that shall be deemed to be Outstanding shall be the Certificate Principal Balance or Certificate Notional Amount, as applicable, with respect thereto as of the date of such determination, and the principal amount or notional amount, as applicable, of a Certificate denominated in a Foreign Currency that shall be deemed to be Outstanding for purposes of the determination referred to in the foregoing provision shall be the amount calculated pursuant to Section 5.11(c).

                  "Participant" A broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Pass-Through Rate" With respect to any Series (or Class within such Series) of Certificates (except certain Discount Certificates and Certificates entitled to nominal or no interest distributions) the annual rate at which interest accrues on the Certificates of such Series (or Class), which may be a fixed rate or a floating rate of interest, determined upon the basis and in the manner specified in the related Series Supplement.

                  "Paying Agent" As defined in Section 5.13.

                  "Percentage Interest" With respect to a Certificate of any Series or Class within a Series, the portion of such Series or Class evidenced by such Certificate, expressed as a percentage, equal to the product of (x) a fraction, the numerator of which is the initial Certificate Principal Balance or Notional Amount, as applicable, represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, of all the Certificates of such Series or Class and (y) 100.

                  "Person" Any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Place of Distribution" With respect to any Series (or Class within such Series) of Certificates, the place or places where the principal of (and premium, if any) and interest on the Certificates or such Series (or Class) are distributable as specified in the related Series Supplement.

                  "Predecessor Certificate" With respect to any particular Certificate, every previous Certificate evidencing all or a portion of the same interest as that evidenced by such particular Certificate; and for the purpose of this definition, any Certificate authenticated and delivered under
Section 5.05 in lieu of a lost, destroyed or stolen Certificate shall be deemed to evidence the same interest as the lost, destroyed or stolen Certificate.

                  "Premium Proceeds" With respect to any Series, as defined in the related Series Supplement.

                  "Premiums" With respect to any Series, as defined in the related Series Supplement.

                  "Prepaid Ordinary Expenses" Unless otherwise specified in the Series Supplement, the amount (if any) paid by the Depositor to the Trustee on or before the Closing Date to cover Ordinary Expenses, as specified in the related Series Supplement.

                  "Principal Proceeds" With respect to any Series, as defined in the related Series Supplement.

                  "Proceeding" Any suit in equity, action at law or other judicial or administrative proceeding.

                  "Purchase Price" If applicable, as specified in the related Series Supplement.

                  "Rating Agency" With respect to any Series (or Class within such Series), each nationally recognized statistical rating organization specified in the related Series Supplement that initially rates the Certificates of such Series (or Class).

                  "Rating Agency Condition" With respect to any action or occurrence, unless otherwise specified in the applicable Series Supplement, that each Rating Agency shall have been given ten (10) days (or such shorter period as may be acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor and the Trustee in writing that such action or occurrence will not result in a reduction, withdrawal or qualification of the then current rating of any Certificate of the applicable Series.

                  "Realized Losses" Shall mean the sum of (i), with respect to any defaulted and liquidated Underlying Security, an amount equal to the excess, if any, of (x) the principal amount of such Underlying Security plus accrued and unpaid interest thereon, plus expenses of the Trustee incurred in connection with its efforts to liquidate or otherwise realize the value of the Underlying Security to the extent reimbursable under these Standard Terms or the related Series Supplement, over (y) Liquidation Proceeds with respect thereto, (ii) with respect to any Other Deposited Asset, [an amount equal to any termination payments or other amounts payable to the Other Deposited Assets Provider in accordance with the terms of the Other Deposited Assets Agreement] [an amount equal to the difference between the amount scheduled to be received under such Other Deposited Asset upon the occurrence of a specified event and the amount actually received thereunder upon such occurrence], and (iii) with respect to any Credit Support Instrument, [an amount equal to the termination penalty under the Credit Support Instrument][an amount equal to the difference between the amount scheduled to be received under the Credit Support Instrument upon the occurrence of a specified event and the amount actually received thereunder upon such occurrence].

                  "Record Date" With respect to any Distribution Date for any Series (or Class within such Series) of Registered Certificates, the date specified in the related Series Supplement.

                  "Registered Certificate" Any Certificate registered as to principal, premium, if any, and interest in the Certificate Register.

                  "Registered Holder" The Person in whose name a Registered Certificate is registered in the Certificate Register on the applicable Record Date.

                  "Required Percentage--Amendment" Unless otherwise specified in the related Series Supplement, if a Rating Agency Condition is specified in the related Series Supplement and such Rating Agency Condition is met, or, if a Rating Agency Condition is not so specified in the related Series Supplement, [66-2/3]% of the aggregate Voting Rights of Outstanding Certificates of such Series, and [100]% otherwise.

                  "Required Percentage--Definitive Certificates" Unless otherwise specified in the related Series Supplement, [66 2/3]% of the aggregate Voting Rights of Outstanding Certificates of such Series.

                  "Required Percentage--Direction of Trustee" Unless otherwise specified in the related Series Supplement, [66 2/3]% of the aggregate Voting Rights of Outstanding Certificates of such Series.

                  "Required Percentage--Remedies" Unless otherwise specified in the related Series Supplement, [66-2/3]% of the aggregate Voting Rights of Outstanding Certificates of such Series.

                  "Required Percentage--Removal of Trustee" Unless otherwise specified in the related Series Supplement, more than [50]% of the aggregate Voting Rights of Outstanding Certificates of such Series.

                  "Required Percentage--Waiver" Unless otherwise specified in the related Series Supplement, [66-2/3]% of the aggregate Voting Rights of Outstanding Certificates of such Series.

                  "Required Premium Amount" If applicable, unless otherwise specified in the related Series Supplement, with respect to the Certificates of any Series or any Class thereof, an amount equal to the product, as determined on any Distribution Date with respect to such Series and Class, of
(i) the Required Principal for such Series and Class and (ii) the Call Premium Percentage for such Series and Class.

                  "Requisite Reserve Amount" As of any date with respect to any Series (or Class within such Series) of Certificates, the amount, if any, required to be maintained in the Reserve Account, if any, for such Series or Class as specified in or determined pursuant to the related Series Supplement.

                  "Reserve Account" An Eligible Account, if any, created and maintained pursuant to Section 3.03 and specified in the related Series Supplement.

                  "Responsible Officer" With respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's actual knowledge of and familiarity with the particular subject.

                  "Retained Interest" If applicable, with respect to any Underlying Security, an ownership interest in and a right to a portion of the payments thereon by the obligor thereof, as specified in the related Series Supplement, held by the Person so specified in such Series Supplement.

                  "Rights Holder" If applicable, with respect to any Series, as defined in the related Series Supplement and the related Certificates.

                  "S&P" Shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and any successor thereof.

                  "Series" A separate series of Certificates issued pursuant to these Standard Terms and a related Series Supplement, which series may be divided into two or more Classes, as provided in such Series Supplement.

                  "Series Supplement" An agreement incorporating these Standard Terms that authorizes the issuance of a particular Series (and each Class within such Series) of Certificates.

                  "Special Distribution Date" If applicable, with respect to any Series, as defined in the related Series Supplement and the related Certificates.

                  "Specified Currency" As defined in the related Series Supplement.

                  "Standard Terms" As defined in the preliminary statement to this Agreement.

                  "Surety Bond" If so specified in the Series Supplement, with respect to any Series (or Class within such Series) of Certificates, the surety bond providing for the distribution under certain circumstances specified in such Series Supplement of amounts to the Certificateholders of such Series (or Class), which surety bond will be Granted to the Trustee for the benefit of such Certificateholders of such Series or Class, by the related Credit Support Provider, all as specified in such Series Supplement.

                  "Termination Events" With respect to any Series (or Class within such Series) of Certificates, as specified in the related Series Supplement.

                  "Trust" With respect to any Series the trust created hereby as amended by the related Series Supplement and as administered hereunder and thereunder, and consisting of the Trust Estate related to such Series and all sums distributed in respect thereof that are specified as being part of the Trust for such Series in the related Series Supplement, for the benefit of the Certificateholders of such Series as of any particular time.

                  "Trust Agreement" With respect to each Series of Certificates, these Standard Terms and all amendments hereto and, unless the context otherwise requires, the related Series Supplement and all amendments thereto.

                  "Trust Estate" With respect to any Series, shall have the meaning set forth in the Series Supplement.

                  "Trust Indenture Act" The Trust Indenture Act of 1939, as amended, as the same is in force and effect as of the date hereof.

                  "Trustee" With respect to any Series, the Person so specified in the applicable Series Supplement, until a successor Person shall have become the Trustee pursuant to the applicable provisions of these Standard Terms and the applicable Series Supplement, and thereafter "Trustee" shall mean such successor Person.

                  "Underlying Security" or "Underlying Securities" With respect to any Series, the fixed income securities purchased in the secondary market which may be (a) debt securities or asset backed securities or a pool of debt securities or asset backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities); provided, however, that in no event shall 10% or more of the Deposited Assets consist of privately placed securities, (b) debt securities or a pool of debt securities which represent obligations issued or guaranteed by a foreign government, political subdivision or agency or instrumentality thereof, (c) obligations of one or more foreign private issuers or (d) debt securities or a pool of debt securities which represent obligations of (x) the United States, (y) any agency of the United States with respect to which obligations, the full faith credit of the United States is pledged, or (z) a United States governmental sponsored organization created pursuant to a federal statute; and in each case, having certain characteristics described in the applicable Series Supplement; and Granted as part of the Trust for such Series or acquired (or, in the case of an agreement, entered into) by the Trustee for the benefit of the Holders of such Series, all as identified in Schedule I to the related Series Supplement. The Underlying Securities for any such Series or the related Trust shall not constitute Underlying Securities for any other Series or any other Trust.

                  "Underlying Security Payment Date" Shall mean a date on which interest, principal and/or redemption premium is payable on an Underlying Security in accordance with its terms.

                  "Underlying Security Provider" With respect to any Series (or any Class within such Series), any Person, if any, that sells an Underlying Security to the Depositor.

                  "Uniform Commercial Code" The Uniform Commercial Code as in effect in the State of New York, as amended from time to time.

                  "United States" The United States of America, its territories, its possessions and other areas subject to its jurisdiction.

                  "Voting Rights" With respect to any Series (or Class within such Series) of Certificates, the portion of the aggregate voting rights of the Certificates of such Series or Class which shall be allocated to any Certificate and as specified in the applicable Series Supplement.

                  SECTION 1.02 Rules of Construction. Unless the context otherwise requires:

                           (i) a term has the meaning assigned to it;

                           (ii) an accounting term not otherwise defined has
                  the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

                           (iii) "or" is not exclusive;

                           (iv) the words "herein", "hereof", "hereunder" and
                  other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision:

                           (v) "including" means including without limitation;
                  and

                           (vi) words in the singular include the plural and
                  words in the plural include the singular.

                  SECTION 1.03 Compliance Certificates and Opinions; Record Date. (a) Upon any application or request by the Depositor to the Trustee to take any action under any provision of this Trust Agreement other than the initial issuance of the Certificates, the Depositor shall furnish to the Trustee, an Officer's Certificate stating that, in the opinion of the signer thereof, all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for this Trust Agreement (other than a certificate provided pursuant to Section 3.10(d)) shall include:

                           (1) a statement that the individual signing such
                  certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                           (2) a brief statement as to the nature and scope of
                  the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such
                  individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether, in the opinion of
                  such individual, such condition or covenant has been complied with.

                  (b) The Depositor may at its option by delivery of an Officer's Certificate to the Trustee set a Record Date to determine the Holders of any Class of Certificates entitled to give any consent, request, demand, authorization, direction, notice, waiver or other act. Notwithstanding
Section 316(c) of the Trust Indenture Act, such Record Date shall be the Record Date specified in such Officer's Certificate, which shall be a date not more than thirty (30) days prior to the first solicitation of Certificateholders in connection therewith. If such a Record Date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other act may be given before or after such Record Date, but only the Holders of record of Certificates of the applicable Class at the close of business on such Record Date shall be deemed to be Certificateholders of such Class for the purposes of determining whether Holders of the requisite aggregate principal amount of Outstanding Certificates of such Class have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other act, and for that purpose the aggregate principal amount of the Outstanding Certificates of such Class shall be computed as of such Record Date; provided, however, that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Holders of Certificates of such Class on such Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Trust Agreement not later than one year after the Record Date.

                                  ARTICLE II

                Declaration of Trust; Issuance of Certificates;
                     Purpose and Classification of Trusts
                     ------------------------------------

                  SECTION 2.01 Creation and Declaration of Trusts; Assignment of the Trust Estate. (a) Each trust will be created by the Depositor and will be either a Delaware statutory trust or a common law trust under the laws of the State of Delaware. The Depositor does hereby agree to Grant to the Trustee upon the execution and delivery of the related Series Supplement, on behalf and for the benefit of the Certificateholders of each given Series of Certificates and without recourse, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the Trust Estate, attributable to each such Series (other than any Retained Interest attributable to such Series, as specified in Schedule III to the applicable Series Supplement), then existing or thereafter acquired, in each case as identified in the applicable Series Supplement, and all other assets included or to be included in the respective Trust for the benefit of the Certificateholders of each such Series. Each such Grant will include all interest, premium (if any) and principal due after the applicable Cut-Off Date received by or on behalf of the Depositor of, on or with respect to the Trust Estate, and, unless otherwise specified in the Series Supplement, will exclude (i) all interest, premium (if any) and principal of, on or with respect to the Trust Estate due on or before the applicable Cut-Off Date and
(ii) any Retained Interest in any portion of the Trust Estate.

                  (b) In connection with each Grant referred to in the preceding paragraph, the Depositor shall, not later than the applicable Closing Date, deposit the Underlying Securities for a given Series (other than the Retained Interest attributable to such Series) with the Trustee either (i) by physical delivery of Underlying Securities which are in physical form, duly endorsed, to the Trustee or (ii) by delivery of any other Underlying Securities through a Clearing Agency, in which event (A) the Trustee has accepted delivery of such Underlying Securities through such Clearing Agency, and (B) the Underlying Securities have been credited to custodial account established by the Trustee, or its authorized agent for the benefit of the Certificateholders, and the Trustee shall have the right to hold and maintain such Underlying Securities on deposit with such Clearing Agency for all purposes of this Trust Agreement. In addition, the Depositor shall, not later than the applicable Closing Date, deliver to the Trustee any related agreements or other instruments with respect to the Underlying Securities, [any Other Deposited Assets and Credit Support, if any,] for a given Series.

                  (c) Unless otherwise specified in the applicable Series Supplement, any Grant of the Trust Estate by the Depositor for a given Series accomplished hereby and by such Series Supplement is absolute and is intended by the parties hereto as a sale.

                  (d) With respect to the delivery of the Trust Estate to the Trustee, the Depositor shall be deemed thereby to represent and warrant to the Trustee that:

                           (i) the Depositor is duly authorized to so deliver
                  the Trust Estate;

                           (ii) the Trust Estate so delivered is genuine;

                           (iii) at the time of delivery of the Trust Estate,
                  the Depositor's interest in such Trust Estate is free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest;

                           (iv) such delivery is irrevocable and free of any
                  continuing claim by the Depositor except such as the Depositor may have as a Certificateholder of a Certificate;

                           (v) each item of the Trust Estate comprised of
                  "securities", "instruments", "tangible chattel paper", "accounts", "security entitlements" or "general intangibles," shall in each case have the meaning defined in the Uniform Commercial Code; and

                           (vi) the Depositor has caused or will have caused,
                  within ten (10) days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Estate Granted to the Trustee hereunder.

                  The above representations and warranties shall survive the delivery of such Trust Estate to the Trustee and the execution and delivery of the Certificates in respect of the related Series. The Depositor shall further be deemed by such delivery to have made the further representation that, to the best of its knowledge, as of the Closing Date, no default or event of default with respect to any of the Trust Estate has occurred and is continuing.

                  (e) Unless otherwise specified in the related Series Supplement, it is the intention of all of the parties hereto that the transfer of the Trust property hereunder and under any Series Supplement shall constitute a sale and the Trust created hereunder and thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and all parties hereto and thereto agree to treat the Trust, any distributions therefrom and the beneficial interest in the assets of the Trust consistently with such characterization. The provisions of this Trust Agreement shall be interpreted consistently with such characterization.

                  (f) Unless otherwise specified in the related Series Supplement, any Trust created hereunder shall not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust property and the issuance of the Certificates, and other than those required or authorized by this Trust Agreement or incidental to and necessary to accomplish such activities. Any Trust created hereunder shall not issue or sell any certificates or other obligations other than the Certificates issued in connection with the related Series or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  SECTION 2.02 Acceptance by Trustee. With respect to each Series, the Trustee will acknowledge receipt by it, or by a custodian on its behalf, of the related Trust Estate now existing or hereafter acquired, and the related documents referred to in Section 2.01, and declares that it will hold such Trust Estate and all other documents delivered to it pursuant to this Trust Agreement, and that it will hold all such assets and such other assets (including Trust Estate acquired from a Person other than the Depositor) comprising the Trust for a given Series of Certificates, in trust for the exclusive use and benefit of all present and future Certificateholders of such Series and for the purposes and subject to the terms and conditions set forth in this Trust Agreement.

                  SECTION 2.03 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein or in the applicable Series Supplement:

                           (i) the Depositor is a limited liability company
                  duly organized, validly existing and in good standing under the laws of the State of Delaware;

                           (ii) with respect to each Series Supplement, to the
                  Depositor's knowledge, the information set forth in Schedule I attached thereto with respect to each Underlying Security is true and correct in all material respects at the date or dates, respecting which, such information is furnished;

                           (iii) the execution and delivery of this Trust
                  Agreement by the Depositor and its performance of and compliance with the terms of this Trust Agreement will not violate the Depositor's Organizational Documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

                           (iv) the Depositor has the full power and authority
                  to enter into and consummate all transactions contemplated by this Trust Agreement, has duly authorized the execution, delivery and performance of this Trust Agreement and has duly executed and delivered this Trust Agreement. This Trust Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law); and

                           (v) any additional representations and warranties,
                  if any, that may be specified in the applicable Series Supplement.

                  It is understood and agreed that the representations and warranties of the Depositor set forth in this Section 2.03 shall survive delivery of the Trust Estate to the Trustee and shall inure to the benefit of the Trustee on behalf of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other party.

                  SECTION 2.04 Breach of Depositor's Representations or Warranties. Within ninety (90) days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of a breach of any representation or warranty of the Depositor set forth in Section 2.03 that materially and adversely affects the interests of the Certificateholders of a given Series of Certificates, the Depositor shall cure such breach in all material respects.

                  SECTION 2.05 Agreement to Authenticate and Deliver Certificates. With respect to each Series of Certificates and the related Trust, the Trustee hereby agrees and acknowledges that it will, concurrently with the Grant to, and receipt by it of, the related Trust Estate and delivery to it by the Depositor of executed Certificates and Coupons, if any, of such Series, cause to be authenticated and delivered to or upon the written order of the Depositor, in exchange for the Trust Estate constituting the Trust for a given Series, Certificates duly authenticated by or on behalf of the Trustee in authorized denominations evidencing ownership of the entire Trust for such Series, all in accordance with the terms and subject to the conditions of Sections 5.02 and 5.14.

                                  ARTICLE III

                         Administration of each Trust

                  SECTION 3.01 Administration of each Trust. (a) The Trustee shall administer the Trust Estate for each Trust for the benefit of the Certificateholders of the related Series. In engaging in such activities, the Trustee shall follow or cause to be followed collection procedures in accordance with the terms of: (i) these Standard Terms, (ii) the applicable Series Supplement, (iii) the respective Underlying Securities, (iv) any applicable Credit Support Instruments and (v) any Other Deposited Assets. With respect to each Trust, and subject only to the above- described standards, the Trustee shall have full power and authority, acting alone or through Administrative Agents as provided in Section 7.02, to do or cause to be done any and all things in connection with such administration which it deems necessary to comply with the terms of these Standard Terms and the applicable Series Supplement.

                  (b) The duties of the Trustee shall be performed in accordance with applicable local, state and federal law, and the Trustee shall make any and all filings, reports, notices or applications with, and seek any comments and authorizations from, the Commission and any state securities authority on behalf of the Trust for each Series.

                  SECTION 3.02 Collection of Payments on the Trust Estate . With respect to any Series or Class of Certificates, the Trustee shall make reasonable efforts to collect all payments required to be made on the assets which comprise the Trust Estate in a manner consistent with the terms of this Trust Agreement and such assets.

                  SECTION 3.03 Certificate Account and Reserve Account. (a) For each Series of Certificates, the Trustee shall establish and maintain one or more Eligible Accounts (collectively, the "Certificate Accounts"), held in trust for the benefit of the Certificateholders of such Series. The Trustee on behalf of such Certificateholders shall possess all right, title and interest in all funds on deposit from time to time in each Certificate Account and in all proceeds thereof. With respect to each Series of Certificates, the Certificate Account shall be under the sole dominion and control of the Trustee for the benefit of the related Certificateholders. With respect to each Series of Certificates, not later than the close of business on the Business Day on which the Trustee receives such amounts in the form of immediately available funds (so long as such funds are received by the Trustee by 3:00 p.m. New York City time, and on the next Business Day otherwise), the Trustee shall deposit or cause to be deposited in the Certificate Account all amounts received by it with respect to the Trust Estate related to such Series, and direct the investment of such amounts pursuant to the provisions of Section 3.05 hereof, including, without limitation:

                           (i) all payments on account of principal on the
                  Deposited Assets;

                           (ii) all payments on account of interest on the
                  Deposited Assets;

                           (iii) all payments on account of premium (if any)
                  on the Deposited Assets;

                           (iv) all other payments in respect of the Deposited
                  Assets;

                           (v) amounts, if any, required to be transferred
                  from the Reserve Account to the Certificate Account to cover any shortfall as described in the related Series Supplement on the related Certificates;

                           (vi) any Advances made as required pursuant to
                  Section 4.04; and

                           (vii) any interest or investment income earned on
                  funds deposited in the related Accounts.

                  Unless otherwise specified in the applicable Series Supplement, it is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges, default interest or reinvestment income which may be received by the Trustee shall be deposited by the Trustee in the Certificate Account and shall not be retained by the Trustee for its own account.

                  If, at any time, the Certificate Account for any Series ceases to be an Eligible Account, the Trustee shall within five (5) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Rating Agency Condition is met) establish a new Certificate Account meeting the conditions specified above and the Trustee shall within five (5) Business Days transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate Account for such Series.

                  (b) To the extent required by the related Series Supplement, the Trustee shall establish and maintain separate Eligible Accounts (collectively, the "Reserve Accounts"), held in trust for the benefit of the Certificateholders of such Series. The Trustee on behalf of such Certificateholders shall possess all right, title and interest in all funds on deposit from time to time in each Reserve Account and in all proceeds thereof. With respect to each Series of Certificates, the Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the related Certificateholders. To the extent specified in the applicable Series Supplement, the Depositor will make or cause to be made any initial deposit to the Reserve Account for the related Series as of the Closing Date. If a Reserve Account exists for such Series, a portion of the collections with respect to the Deposited Assets for such Series not distributed to the Certificateholders of such Series may be deposited in the Reserve Account.

                  If, at any time, the Reserve Account for any Series ceases to be an Eligible Account, the Trustee shall within five (5) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Rating Agency Condition is met) establish a new Reserve Account meeting the conditions specified above and the Trustee shall within five (5) Business Days transfer any cash and any investments on deposit in the Reserve Account to such new Reserve Account, and from the date such new Reserve Account is established, it shall be the Reserve Account for such Series.

                  (c) Amounts on deposit in the Reserve Account for such Series shall be applied by the Trustee to make distributions of principal of, premium (if any) and/or interest on the Certificates of such Series as set forth in the applicable Series Supplement to the extent that funds are not otherwise available for such purpose. If specified in such Series Supplement, immediately after each Distribution Date, amounts on deposit in the Reserve Account for such Series in excess of a specified amount shall be paid to the Person so specified in such Series Supplement.

                  (d) The Trustee shall give notice to the Depositor and the applicable Rating Agencies of the new location of any Certificate Account or Reserve Account prior to any change thereof.

                  SECTION 3.04 Liquidation of the Underlying Securities. If specified in the applicable Series Supplement, upon the occurrence of certain specified events, the Trustee shall direct the Market Agent to sell the Underlying Securities in compliance with the Bidding Procedures and to deposit the Liquidation Proceeds thereof into the Certificate Account pursuant to
Section 3.03(a) hereof.

                  SECTION 3.05 Investment of Funds in the Accounts. The Trustee on behalf of the Trust, shall direct any depository institution maintaining the Certificate Account or the Reserve Account, if any, for the applicable Series and any other segregated Eligible Account the contents of which are held for the benefit of Certificateholders of such Series (each, an "Account"), to invest the funds therein at the specific written direction of the Depositor in one or more Eligible Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand and which funds shall not be reinvested upon the maturity or demand for payment of such Eligible Investment. If the Depositor does not provide any investment directions, funds held in any Account will be invested in the Eligible Investments specified in [clause (ii)] of the definition thereof. Investments of such funds shall be invested in Eligible Investments that will mature so that such funds will be available for distribution on the next Distribution Date. Except as otherwise provided in the applicable Series Supplement, any earnings with respect to such Eligible Investments shall be paid to the Certificateholders (and, if applicable, the Retained Interest holder) in accordance with the priorities set forth in the related Series Supplement. In the event amounts on deposit in an Account are at any time invested in an Eligible Investment payable on demand, the Trustee shall:

                           (x) consistent with any notice required to be given
                  thereunder, demand that payment thereon be made on the last day such Eligible Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                           (y) demand same day payment of all amounts due
                  thereunder upon a determination by the Trustee that such Eligible Investment would not constitute an Eligible Investment in respect of funds thereafter on deposit in any Account.

                  SECTION 3.06 Maintenance of Credit Support and Other Deposited Assets.

                  (a) On the applicable Closing Date, the Trustee at the written direction of the Depositor or, if so specified in the applicable Series Supplement, the Depositor shall, establish and maintain, or enter into, as applicable, in the name of the Trustee, either as a part of the related Trust or outside of it, for the benefit of the Certificateholders of the related Series, the Credit Support specified in the applicable Series Supplement.

                  (b) Amounts received by the Trustee pursuant to any Credit Support Instrument for such Series shall be applied by the Trustee to make distributions to the Certificateholders of the related Series as required pursuant to the terms of such Credit Support and the applicable Series Supplement.

                  (c) On the applicable Closing Date, the Trustee at the written direction of the Depositor or, if so specified in the applicable Series Supplement, the Depositor shall establish and maintain, or enter into, as applicable, in the name of the Trustee, either as a part of the related Trust or outside of it, for the benefit of the Certificateholders of the related Series, the Other Deposited Assets specified in the applicable Series Supplement.

                  (d) Amounts received pursuant to the terms of any Other Deposited Assets for such Series shall be applied by the Trustee to make distributions on the Certificates of such Series as required pursuant to the terms of such Other Deposited Assets and the applicable Series Supplement.

                  SECTION 3.07 Realization Upon Defaulted Deposited Assets.

                  (a) Unless otherwise set forth in the related Series Supplement, in the event of the occurrence of (i) an Event of Default with respect to any Underlying Security or (ii) an acceleration of the date of maturity of any Underlying Security in connection with a default thereon, the Depositor shall, take such action as is set forth in the Series Supplement with respect to such default, which steps may include, without limitation, (A) instructing the Trustee to make a distribution "in-kind" of the related Underlying Security to the Certificateholders on a pro rata basis in proportion to their outstanding Certificate Principal Balances, (B) instructing the Trustee to direct the Market Agent to sell such Underlying Security and distribute proceeds of such sale to the Certificateholders pro rata in accordance with their respective Certificate Principal Balances or (C) taking such other actions as may be described in the applicable Series Supplement. If the Depositor instructs the Trustee to make an "in-kind" distribution to the Certificateholders, the provisions of Section 3.07(b) below will apply.

                  (b) Unless otherwise set forth in the related Series Supplement, if the Depositor instructs the Trustee to make an "in-kind" distribution to the Certificateholders, individual Certificateholders may elect to either (x) receive such "in-kind" distribution of the related Underlying Security or (y) have the Depositor (or its Affiliate) sell their allocable share of such Underlying Security in lieu of receiving such "in-kind" distribution. If a Certificateholder determines to accept an "in-kind" distribution, the Trustee shall distribute to such Certificateholder its pro rata share of the related Underlying Security. If as a result of any minimum denomination requirements applicable to the Underlying Securities, the Trustee cannot make a full distribution to such Certificateholders of their pro rata share of the Underlying Securities, the Depositor will instruct the Trustee to direct the Market Agent to sell, in accordance with the Bidding Procedures, the portion of such Underlying Securities which cannot be sold in compliance with the applicable minimum denomination requirements. The amount of the Underlying Securities to be sold by the Market Agent will equal the difference between the amount of such Certificateholder's pro rata share of such Underlying Securities held by the Trust and the maximum amount of such Underlying Securities that can be distributed to such Certificateholder in compliance with the applicable minimum denomination requirements applicable to such Underlying Securities.

                  (c) Unless otherwise set forth in the related Series Supplement, in the event the Underlying Securities, subject to distribution, are to be sold rather than distributed in kind, the Depositor will instruct the Trustee to direct the Market Agent to sell the defaulted Underlying Securities in accordance with the Bidding Procedures and upon the sale of such Underlying Securities, the Trustee will distribute the proceeds of such sale to the Certificateholder(s).

                  (d) In the event that the Trustee receives non-cash property in respect of any Underlying Security as a result of a payment default on such Underlying Security (including from the sale thereof), the Trustee will promptly give notice to the Depositary (or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then Outstanding and unpaid) of the receipt of such non-cash property. Such notice shall state that not later than thirty days after the receipt of such non-cash property, the Market Agent will liquidate such property on behalf of the Trust and the Trustee will allocate and distribute the amount received to the holders of Certificates, pro rata by Certificate Principal Balance (after deducting the costs incurred in connection therewith).

                  (e) If the Liquidation Proceeds of a defaulted Underlying Security are less than the sum of (i) the outstanding principal balance of the defaulted Underlying Security, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of all reasonable expenses incurred by the Trustee in connection with the practices and procedures referred to in paragraph (a) of this Section 3.07, the Trust for the applicable Series shall recognize a Realized Loss equal to the amount of such difference. Any such reimbursed Realized Loss shall be allocated pursuant to Section 4.05 among the Certificateholders of such Series in the manner and priority set forth in the related Series Supplement.

                  (f) With respect to any Underlying Securities specified in a related Series Supplement, if any related document or instrument is found to be missing or defective in any material respect, the Trustee shall immediately notify the Depositor and the related Underlying Securities Issuer of such missing or defective document. If, and to the extent specified in the related Series Supplement, the Underlying Securities Issuer cannot cure such omission or defect within sixty (60) days after receipt of such notice, the Underlying Securities Issuer will be obligated to, within [ninety (90)] days of receipt of such notice, repurchase the related Underlying Securities from the Trustee at the Purchase Price or provide a substitute for such Underlying Securities. Neither the Trustee nor the Depositor shall be obligated to repurchase or provide a substitute for such Underlying Securities if the Underlying Securities Issuer defaults on its obligations. Unless otherwise specified in the related Series Supplement, if applicable, the Underlying Securities Issuer's repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, or failure to provide, a constituent document.

                  SECTION 3.08 Retained Interest. The Retained Interest, if any, in any Underlying Security shall initially be held by the Person so specified in the related Series Supplement as and to the extent specified therein. With respect to each Underlying Security, unless otherwise specified in the related Series Supplement, the Retained Interest shall be deducted by the Trustee from applicable collections in respect of such Underlying Security. Unless otherwise provided in the applicable Series Supplement, collections in respect of the Retained Interest shall not be deposited in the Certificate Account for the applicable Series and shall not constitute a part of the Trust for such Series, but shall instead be distributed to the holder of such Retained Interest; provided, however, that the Series Supplement for any Series with respect to which there is a Retained Interest may provide that notwithstanding the terms contained herein, commingled amounts received in respect of assets inclusive of Underlying Securities and Retained Interest may initially be deposited in a segregated account established by the Trustee and such Series Supplement may provide for additional terms relating to the distribution of amounts contained therein to the Trustee for the benefit of the Certificateholders and the holder of the Retained Interest. Unless otherwise provided in the applicable Series Supplement, after deduction of all applicable fees as provided for in this Trust Agreement, on each Distribution Date the Trustee shall allocate on a pari passu basis any partial recovery on an Underlying Security between (a) the Retained Interest, if any, and (b) distributions to Certificateholders of the applicable Series.

                  SECTION 3.09 Access to Certain Documentation. The Trustee shall provide to any federal, state or local regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Trust Estate as required by any applicable law and regulation. Such access shall be afforded without charge, but only upon request and during normal business hours at the offices of the Trustee designated by it. In addition, access to the documentation regarding the Trust Estate related to a given Series (or Class within such Series) will be provided to any Certificateholder of such Series (or Class) upon reasonable request during normal business hours at the offices of the Trustee designated by it at the expense of the Certificateholder requesting such access.

                  SECTION 3.10 Reports by the Depositor. The Depositor shall:

                  (a) file with the Trustee, within thirty (30) days after the Depositor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Depositor is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Depositor is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports, if any, which may be required pursuant to
Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations; provided, however, that the Trustee shall file the reports specified in Section 7.01 (f) hereof

                  (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants provided for in this Trust Agreement, as may be required by such rules and regulations;

                  (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 3.10 as may be required by rules and regulations prescribed by the Commission; and

                  (d) furnish to the Trustee, not less often than annually, a certificate from the principal executive, financial or accounting officer of the Depositor as to his or her knowledge of the Depositor's compliance with all conditions and covenants under this Trust Agreement. For purposes of this paragraph (d) such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Trust Agreement.

                  SECTION 3.11 Charges and Expenses. Except as otherwise provided in this Trust Agreement or the related Series Supplement, no amounts in the nature of fees or charges shall be payable by or withheld from the Trust, the Depositor or any other person. There shall be no recourse or claim against the Trust or the property of the Trust for all or any part of any fees or charges payable to any person.

                  SECTION 3.12 Underlying Securities Reporting Failure. Unless otherwise set forth in the related Series Supplement, in the event an issuer of an Underlying Security (the outstanding principal balance of which equals or exceeds ten percent (10%) of the aggregate principal balance of the Deposited Assets) ceases to file periodic reports (to the extent such periodic reports are required to be filed by such Underlying Securities Issuer under the Exchange Act), the Depositor shall, within thirty (30) days after the earlier of (i) the date the Underlying Securities Issuer shall have stated in writing that it intends to permanently cease filing periodic reports required to be filed under the Exchange Act and (ii) the date the Underlying Securities Issuer failed to file such periodic report, instruct the Trustee to make a distribution "in-kind" of the related Underlying Security to the Certificateholders on a pro rata basis in proportion to their outstanding Certificate Principal Balances. An Underlying Securities Issuer shall not be deemed to have ceased filing required periodic reports for this purpose merely because reporting by such issuer is delayed or temporarily suspended. Accordingly, the requirement above to make an "in-kind" distribution of an Underlying Security shall not apply unless an Underlying Securities Issuer either (x) states in writing that it intends permanently to cease filing reports required under the Exchange Act or (y) fails to file any required reports for one full calendar year. If the Depositor instructs the Trustee to make such an "in-kind" distribution to the Certificateholders, the provisions of Section 3.07(b) above will apply with respect to such distribution.

                  SECTION 3.13 Bidding Procedures. Unless otherwise set forth in the related Series Supplement, prior to selling Underlying Securities (or securities received in exchange for Underlying Securities) pursuant to either of Sections 3.07 or 3.12 hereof, the Market Agent shall solicit bids from not less than 3 dealers in such securities (which bidders may include Banc of America Securities LLC) for the sale of such Underlying Securities (or securities received in exchange for Underlying Securities) with settlement thereof on or before the third Business Day after such sale. Each bid shall be solicited from a financial institution with not less than $100 million in assets under management or $100 million in invested assets. Neither the Market Agent nor the Trustee shall be responsible for the failure to obtain a bid provided the Market Agent has made reasonable efforts to obtain bids. In the event one or more bids are received by the Market Agent, the Market Agent shall accept the highest bid received, subject to best execution. If a bid for the purchase of an Underlying Security (or security received in exchange for an Underlying Security) has been accepted by the Market Agent but the sale has failed to settle on the proposed settlement date, the Market Agent shall solicit new bids. Upon any sale of any applicable Underlying Security (or security received in exchange for an Underlying Security), the proceeds of such sale (less expenses and commissions) shall be distributed to the Certificateholders pro rata, in proportion to their respective Certificate Principal Balances no later than [two] Business Days after receipt of immediately available funds. In the event the Market Agent receives no bids to purchase such Underlying Security (or security received in exchange for an Underlying Security) by the close of business on the fifth Business Day after the distribution of bid solicitations, [or is unable to settle with any Purchaser within [15] days from the date the Market Agent was first directed to sell such Underlying Security (or security received in exchange for an Underlying Security),] the Trustee shall distribute such Underlying Security (or security received in exchange for an Underlying Security) in-kind to the Certificateholders on a pro rata basis in proportion to their respective Certificate Principal Balances; provided, however, that if the bidding process is undertaken to comply with any minimum denominations requirement, the Market Agent shall repeat the foregoing bidding process until such Underlying Securities (or securities received in exchange for Underlying Securities) have been sold.

                  SECTION 3.14 Other "in kind" Distributions In addition to "in kind" distributions to Noteholders of defaulted Underlying Securities, Underlying Securities with respect to which the Underlying Securities Issuer has failed to file required reports or securities substituted by an Underlying Securities Issuer in exchange for an Underlying Security, the Depositor may determine to make in kind distributions to certificateholders under other circumstances as may be described in the related Series Supplement.

                                  ARTICLE IV

                Distributions and Reports to Certificateholders
                -----------------------------------------------

                  SECTION 4.01 Distributions. (a) On each Distribution Date for a given Series of Certificates, the Trustee shall distribute Available Funds for such Series in the manner and priority set forth in the Series Supplement for such Series. In any event, however, any amounts collected during any period shall be distributed to the Certificateholders no later than the Distribution Date immediately following the receipt thereof.

                  (b) All cash distributions on the Certificates shall be payable only from Available Funds, and no provision of this Trust Agreement shall be deemed to create any obligation on the part of the Trustee or the Depositor to make any distribution in cash from any other source. All circumstances under which "in-kind" distributions may be made, shall be as described in Sections 3.07 and 3.12 hereof and in the related Series Supplement.

                  SECTION 4.02 Distributions on Certificates. (a)
Distributions on any Registered Certificate that are payable and are punctually paid or duly provided for on any Distribution Date shall be distributed to the Person in whose name such Registered Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Registered Certificate upon any transfer or exchange subsequent to such related Record Date.

                  The distribution of interest and principal on Registered Certificates shall be made:

                           (i) if the Certificateholder is a Depository, to
                  the Depository, which shall credit the relevant
                  Participant's account at such Depository in accordance with the policies and procedures of the Depository, or

                           (ii) if the Certificateholder is not a Depository,
                  at the Corporate Trust Office (except as otherwise specified in the related Series Supplement) or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register or, if provided in the related Series Supplement and in accordance with arrangements satisfactory to the Trustee, at the option of the Registered Holder by wire transfer to an account designated by the Registered Holder. Notwithstanding the preceding sentence, with respect to a Certificateholder of Certificates not held in a Depository and having at least the Minimum Wire Denomination, such payment shall be made by wire transfer of immediately available funds to the account designated by such Certificateholder in a written request received by the Trustee not later than ten (10) days prior to such Distribution Date; provided, however, that if a wire transfer cannot be made for any reason, payment shall be made by check. The Trustee shall not be required to send federal funds wires until any corresponding payments which were not same day funds when received by it have become same day funds.

                  In case a Coupon Certificate of any Series (or Class within such Series) is surrendered in exchange for a Registered Certificate of such Series or Class after the close of business (at an office or agency in a Place of Distribution for such Series or Class) on any Record Date and before the opening of business (at such office or agency) on the next succeeding Distribution Date, such Coupon Certificate shall be surrendered without the Coupon relating to such Distribution Date and interest will not be payable on the related Distribution Date in respect of the Registered Certificate issued in exchange for such Coupon Certificate, but will be distributable only to the Holder of such Coupon when due in accordance with the provisions of this Trust Agreement.

                  (b) Interest on any Coupon Certificate that is distributable and is punctually distributed or duly provided for on any Distribution Date shall be distributed to the Holder of the Coupon that has matured on such Distribution Date upon surrender of such Coupon on such Distribution Date at the principal London office of the Trustee or at such other Place of Distribution outside the United States specified in the related Series Supplement.

                  Interest on any Bearer Certificate (other than a Coupon Certificate) that is distributable and is punctually distributed or duly provided for on any Distribution Date shall be distributed to the Holder of the Bearer Certificate upon presentation of such Bearer Certificate and notation thereon on such Distribution Date at the principal London office of the Trustee or at such other Place of Distribution outside the United States specified in the related Series Supplement.

                  Unless otherwise specified in the related Series Supplement, at the direction of the holder of any Bearer Certificate or Coupon Certificate payable in Dollars, and subject to applicable laws and regulations, distributions in respect of such Bearer Certificate or Coupon will be made by check or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to a Dollar account maintained by such Holder with a bank outside the United States. If such distribution at the offices of the Trustee or all Paying Agents, if any, outside the United States becomes illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full distribution or receipt of such amounts in Dollars, the Depositor will appoint an office or agent in the United States at which such distribution may be made. Unless otherwise specified in the related Series Supplement, at the direction of the Holder of any Bearer Certificate or Coupon payable in a Foreign Currency, distributions on such Bearer Certificate or Coupon will be made by a check drawn on a bank outside the United States or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an appropriate account maintained by such Holder outside the United States. Except as provided in this paragraph, no distribution on any Bearer Certificate or Coupon will be made by mail to an address in the United States or by transfer to an account maintained by the Holder thereof in the United States.

                  (c) Subject to the foregoing provisions of this Section 4.02, each Certificate delivered under this Trust Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to interest accrued and undistributed, and to accrue, that were carried by such other Certificate.

                  (d) All computations of interest due with respect to any Certificate of any Series or Class within such Series shall be made as specified in the Series Supplement applicable to that particular Series or Class of Certificates.

                  (e) With respect to any computations or calculations to be made under these Standard Terms, the applicable Series Supplement and the Certificates, except as otherwise provided, (i) all percentages resulting from any calculation of accrued interest will be rounded, if necessary, to the nearest 1/100,000 of 1 % (.0000001), with five one-millionths of a percentage point rounded upward, and (ii) all currency amounts will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

                  (f) Unless specified otherwise in a Series Supplement, the final distribution of principal and/or premium shall be made upon presentation and surrender of such Certificates at the Corporate Trust Office.

                  SECTION 4.03 Reports to Certificateholders. Unless otherwise specified in the applicable Series Supplement, on the next Business Day following each such Distribution Date the Trustee shall forward or cause to be forwarded to the Depositor, each Certificateholder of such Series, to each Rating Agency rating such Series and such other Persons as may be specified in such Series Supplement, a statement setting forth:

                           (i) the amounts received by the Trustee as of the
                  last such statement in respect of principal, interest and premium (if any) on each of the Underlying Securities, the Other Deposited Assets and the Credit Support, if any;

                           (ii) all amounts due and owing to any Other
                  Deposited Asset Provider with respect to any Other Deposited Asset or any Credit Support Provider with respect to any Credit Support Instrument for such date;

                           (iii) the amount to be distributed on such
                  Distribution Date to Certificateholders of each Class of such Series allocable to principal of, and premium, if any, and interest on the Certificates of each such Class; and the amount of aggregate unpaid interest accrued as of such Distribution Date;

                           (iv) in the case of each Class of Floating Rate
                  Certificates of such Series, the respective Floating Pass-Through Rate applicable to each such Class on such Distribution Date, as calculated in accordance with the method specified in such Certificates and the related Series Supplement and in the case of each Class of Auction Rate Certificates of such Series, the Auction Rate applicable to such class as calculated in accordance with the Auction Procedures.

                           (v) the amount of Ordinary Expenses paid to the
                  Trustee for the period relating to such Distribution Date, as well as any Extraordinary Trust Expenses incurred by the Trustee during such period;

                           (vi) the balance of the Reserve Account, if any,
                  and the amount , if any, transferred to the Certificate Account on the related Distribution Date;

                           (vii) if the Series Supplement provides for
                  Advances, the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

                           (viii) (A) the aggregate stated principal amount
                  and, if applicable, notional amount of the Underlying Securities related to such Series, (B) the current ratings assigned by the Rating Agencies thereto, (C) the current interest rate or rates thereon at the close of business on such Distribution Date, and (D) a description of any defaults which occurred during the related period with respect to any Underlying Securities;

                           (ix) the aggregate Certificate Principal Balance
                  (or Notional Amount, if applicable) of each Class of such series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance (or Notional Amount) due to the allocation of any Realized Losses on such Distribution Date or otherwise;

                           (x) as to any Series (or any Class within such
                  Series) for which Credit Support or any Other Deposited Assets has been obtained, the amount or notional amount of each element of Credit Support or the Other Deposited Asset (and rating, if any, thereof) included therein as of the close of business on such Distribution Date; and

                           (xi) such other customary information as the
                  Trustee deems necessary or desirable (or that any such Certificateholder reasonably requests), to enable such Certificateholders to prepare their tax returns.

In the case of information furnished pursuant to subclauses (ii), (iii), (v) and (vii) above, the amounts shall be expressed as a dollar amount (or the equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during each such calendar year was a Certificateholder a statement containing the information set forth in subclauses (ii), (iii), (v), (vii) and (ix) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect. The Trustee shall supply to Certificateholders who so request all materials received by the Trustee from the Underlying Securities Issuer.

                  SECTION 4.04 Advances. (a) Unless otherwise specified in the applicable Series Supplement, the Trustee shall have no obligation to make Advances (as defined below) with respect to amounts not received in accordance with the terms of the Deposited Assets or in favor of the Holders of any Series (or Class within such Series) of Certificates.

                  (b) As and to the extent provided in the Series Supplement for a given Series, and subject to the terms of paragraphs (b) and (c) of this
Section 4.04, on or prior to each Distribution Date, the Trustee shall advance or cause to be advanced in immediately available funds for deposit to the Certificate Account for such Series, an advance (each, an "Advance") in an amount equal, unless otherwise specified in the related Series Supplement, to the aggregate of distributions of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) due on the Deposited Assets for such Series during the related Collection Period, to the extent remaining unpaid at the time of such Advance. In satisfaction of its obligation to make such Advances, the Trustee shall make such Advances from its own funds. The Trustee may recover Advances from late collections received by the Trustee, Credit Support proceeds, and Liquidation Proceeds for such Series or Class, as specified in the related Series Supplement.

                  (c) Notwithstanding any provision herein to the contrary, no Advance shall be required to be made hereunder if the Trustee reasonably believes that it will be unable to recover such Advance from related late collections, the proceeds of any Underlying Securities or Other Deposited Assets or Liquidation Proceeds. It is further understood and agreed that the Trustee shall not be obligated to make any Advances in respect of reductions in the amount of collections on Deposited Assets due to bankruptcy proceedings with respect to the obligors thereof.

                  (d) Notwithstanding any provision herein to the contrary, unless otherwise provided in the Series Supplement for a given Series, any Advances made in respect of any Series (or Class within such Series) that are subsequently deemed by the Trustee to be nonrecoverable from related late collections, the proceeds of any Underlying Securities or Other Deposited Assets or Liquidation Proceeds may be reimbursed to the Trustee through application of the amounts on deposit in the Certificate Account for such series allocable to any of such Deposited Assets prior to the distributions of interest, premium (if any) and principal with respect to the Certificates of such Series or Class.

                  SECTION 4.05 Allocation of Realized Losses and Trust Expenses. With respect to any Series of Certificates, the manner and priority of the allocation of Realized Losses, Administrative Fees, Eligible Expenses, Allowable Expense Amounts and Extraordinary Trust Expenses, if any, on any Distribution Date among the Classes, if any, of such Series shall be as set forth in the related Series Supplement.

                  SECTION 4.06 Compliance with Withholding Requirements. (a) Notwithstanding any other provision of this Trust Agreement to the contrary, the Trustee shall comply with all federal withholding requirements respecting distributions to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding.

                  (b) Each Certificateholder will provide the Trustee (and, so long as the Certificates are held at a Depository in the form of Global Securities, each Beneficial Owner of the Certificates will provide such Depository and the Trustee) with evidence that there should not be any withholding tax assessed for federal income tax purposes in respect of distributions to such Certificateholder, such evidence to take the form of a statement, on a duly executed and up-to-date Internal Revenue Service Form W-8BEN (or successor form), Form W-9 (or successor form), or Form 4224 (or successor form), as applicable, that identifies the Beneficial Owner of the Certificate; provided, however, that for so long as the Certificates are held at a Depository in the form of Global Securities, the Certificateholder shall have no obligation to provide the Trustee with any such evidence except to the extent it has received such evidence from Beneficial Owners of the Certificates. The Trustee shall not be required to accept any such Internal Revenue Service forms if it believes that they are not accurate (but the Trustee shall not be required to make any independent investigation to determine their accuracy).

                  (c) If any tax or other governmental charge shall become payable by or on behalf of the Trustee, including any tax or governmental charge required to be withheld from any payment by the Trustee under the provisions of any applicable law or regulation with respect to any Underlying Securities or the Certificates, such tax or governmental charge shall be payable by the Certificateholder and may be withheld by the Trustee. The consent of Certificateholder shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount distributions or Advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate in the statement required pursuant to Section 4.03 the amount so withheld.

                  (d) The Depositor and the Trustee shall have the right to refuse the surrender, registration of transfer or exchange of any Certificate with respect to which such tax or other governmental charge shall be payable until such payment shall have been made by the Certificateholder.

                  SECTION 4.07 Optional Exchange. (a) The terms and conditions, if any, upon which Certificates of any Series (or Class within such Series) held by any Certificateholder may be exchanged for a pro rata portion of the Underlying Securities of the related Trust will be specified in the related Series Supplement; provided, however, that any right of exchange shall be exercisable only to the extent that the Depositor provides upon the Trustee's request an opinion of Counsel that (i) such exchange would not be inconsistent with the Depositor's and the Trustee's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act, (ii) such exchange would not affect the characterization of the Trust as a "grantor trust" for federal income tax purposes, and (iii) such exchange would not cause the Trust to be treated as an association or publicly traded partnership, taxable as a corporation for federal income tax purposes. The terms and conditions of such exchange may include, without limitation, the following:

                           (1) a requirement that the exchanging Holder tender
                  to the Trustee its Certificates;

                           (2) a minimum Certificate Principal Balance or
                  Notional Amount, as applicable, with respect to Certificates being tendered for exchange by a single Holder;

                           (3) a requirement that the Certificate Principal
                  Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in such Series Supplement;

                           (4) specified dates during which a Holder may
                  effect such an exchange (each, an "Optional Exchange Date");

                           (5) limitations on the right of an exchanging
                  Holder to receive any benefit from any Credit Support or any Other Deposited Asset upon any exchange;

                           (6) adjustments to the value of the proceeds (if
                  any) received upon any exchange based upon any required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses; and

                           (7) requirement that the exchanging
                  Certificateholder pay any due and unpaid fees and expenses owed to the Trustee.

                  (b) Unless otherwise provided in the applicable Series Supplement, no Certificate may be exchanged pursuant to the preceding paragraph unless the Trustee has received at least thirty (30) days but not more than forty-five (45) days prior to an Optional Exchange Date in accordance with delivery instructions specified in the applicable Series
Supplement: (i) such Certificate with the form entitled

"Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile, electronic transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depository (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged and the Certificate number or a description of the tenor and the terms of such Registered Certificate, a statement that the option to elect exchange is being exercised thereby and an assurance that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five (5) Business Days after the date at such telegram, telex, facsimile, electronic transmission or letter, and such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the Holder thereof for exchange shall be irrevocable. Unless otherwise provided in the applicable Series Supplement, the exchange option may be exercised pursuant to this Section by the Holder of a Certificate for less than the Certificate Principal Balance or Notional Amount of such Certificate as long as the Certificate Principal Balance or Notional Amount remaining Outstanding after such exchange is an authorized denomination and all other exchange requirements set forth in the related Series Supplement are satisfied upon such partial exchange such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance or Notional Amount thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the Holder of such exchanged Certificate).

                  (c) Upon the completion of any such optional exchange, the Trustee shall give prompt written notice thereof to each Rating Agency.

                  SECTION 4.08 Call Option Procedures.

                  If the related Series Supplement provides for an Call Option with respect to the Certificates, the terms upon which the Call Option may be exercised will be specified in the related Series Supplement; provided, however, that unless otherwise specified in the related Series Supplement, the following procedures will apply to an exercise of an Call Option:

                  (a) On any Call Date, the Certificates may be called at the Call Price, in whole or in part, by the Rights Holder, or an affiliate thereof, upon payment of the Call Price on or prior to such Call Date.

                  (b) The Rights Holder shall provide notice to the Trustee and to the Rating Agencies (a "Call Request") no less than five (5) Business Days prior to any Call Date, of its intention to exercise its Call Option with respect to the Certificates on the related Call Date.

                  (c) Upon receipt of a Call Request, the Trustee shall provide notice of its receipt of the Call Request to the Depository not less than three (3) Business Days prior to the applicable Call Date.

                  (d) The delivery of the Certificates to the Rights Holder will only be made against payment by the Rights Holder of the Call Price to the Trustee in immediately available funds. Such payment must occur no later than 10:00 a.m. New York City time on the Call Date. In the event that the Rights Holder fails to make such payment by such time, (i) the sale shall be voided, (ii) the Call Option will be deemed not to be effective with respect to such Distribution Date, and (iii) the Certificates [and the Call Option] shall continue to remain Outstanding. Subject to receipt of the Call Price as aforesaid, the Trustee shall pay the Call Price to the Certificateholders on the Call Date.

                  (e) The Trustee shall not be obligated to determine whether an Call Option complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act.

                  (f) This Section 4.08 shall not provide the Rights Holder with a lien against, an interest in or a right to specific performance with respect to the Deposited Assets.

                  SECTION 4.09 Early Termination.

                  If set forth in the related Series Supplement, the Depositor may, at its sole option, purchase the Underlying Securities and effect an early termination of the Certificates on any Distribution Date on or after the date on which the aggregate principal amount of such Underlying Securities is reduced to less than [ten percent (10%)] of the aggregate principal amount of the Underlying Securities as of the Cut- Off Date. The purchase price payable by the Depositor in such event shall be not less than the aggregate principal amount of such Underlying Securities on the date of purchase.

                                   ARTICLE V

                               The Certificates
                               ----------------

                  SECTION 5.01 The Certificates. (a) The Certificates of any Series (or Class within such Series) may be issued in (x) fully registered form as Registered Certificates or (y) bearer form with or without Coupons as Bearer Certificates, and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Series Supplement.

                  The Certificates may be issued in one or more Series, each of which Series may, subject to the provisions of the Code and the intended status of each Series Trust to constitute a fixed investment trust for federal income tax purposes, be issued in one or more Classes, with such further particular designation added or incorporated in such title for the Certificates of any particular Series or Class within such Series as the Depositor may determine. Each Certificate and Coupon shall bear upon its face the designation so selected for the Series and Class to which it belongs. All Certificates and all Coupons of the same Series and Class shall be identical in all respects except for the denominations thereof. All Certificates of all Classes within any one Series at any time Outstanding shall be identical except for differences among the Certificates of the different Classes within such Series specified in the applicable Series Supplement. Except as otherwise provided in a Series Supplement, all Certificates of a particular Series (and all Classes within such Series) issued under this Trust Agreement shall be in all respects equally and ratably entitled to the benefits hereof without, preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Trust Agreement.

                  (b) Each Series (and all Classes within such Series) of Certificates shall be created by a Series Supplement authorized by the Depositor and establishing the terms and provisions of such Series. The several Series may, subject to the provisions of the Code and the intended status of each Trust to constitute a fixed investment trust for federal income tax purposes, differ as between Series and any given Class may vary as between the other Classes within any given Series.

                  SECTION 5.02 Execution, Authentication and Delivery. (a) The Certificates and the Coupons, if any, shall be executed by the Depositor by its President, its Treasurer, or one of its Vice Presidents, under its company seal, which may be in facsimile form and imprinted or otherwise reproduced thereon and shall be attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile. Certificates and Coupons bearing the manual or facsimile signature of individual who were at any time the proper officers of the Depositor shall be binding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or Coupons or did not hold such offices at the date of such Certificates and Coupons. Notwithstanding anything in this Agreement to the contrary, the Trustee, upon written direction by the Depositor, will, with respect to any Series, execute any related Certificates. The Certificates shall be authenticated upon satisfaction of the conditions set forth in the related Series Supplement.

                  (b) Each Certificate shall be dated as of the later of the date specified in the related Series Supplement and the date of its authentication.

                  (c) No Certificate or Coupon appertaining thereto shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in one of the forms provided for herein or in the form of Certificate attached to the related Series Supplement executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate (and any Coupons appertaining thereto) has been duly authenticated and delivered hereunder and is entitled to the benefits of this Trust Agreement. Except as permitted by
Section 5.04, 5.05 or 5.06, the Trustee shall not authenticate and deliver any Bearer Certificate unless all appurtenant Coupons then matured have been detached and cancelled.

                  SECTION 5.03 Temporary Certificates. Pending the preparation of Definitive Certificates of any Series (or Class within each such Series), the Depositor may execute, and upon receipt of a Depositor Order, the Trustee shall authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more Coupons or without Coupons, and with such appropriate insertions, omissions, substitutions and other variations as may be authorized by such Depositor Order. Any such temporary Certificate may be in global form, representing all or a portion of the Outstanding Certificates of such Series or Class. Every such temporary Certificate shall be executed by the Depositor and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Certificate or Definitive Certificates in lieu of which is issued.

                  If temporary Certificates of any Series (or Class within such Series) are issued, the Depositor will cause Definitive Certificates of such Series or Class to be prepared without unreasonable delay. Except as otherwise specified in the applicable Series Supplement with respect to a Series (or Class within such Series) of Certificates issuable as Bearer Certificates or as one or more Global Securities representing individual Bearer Certificates of such Series or Class, (a) after the preparation of Definitive Certificates of such Series or Class, the temporary Certificates of such Series or Class shall be exchangeable for Definitive Certificates of such Series or Class upon surrender of the temporary Certificates of such Series or Class at the office of the Trustee in a Place of Distribution for such Series or Class, without charge to the Holder, except as provided in Section 5.04 in connection with a transfer and except that a Person receiving definitive Bearer Certificates shall bear the cost of insurance, postage, transportation and the like unless otherwise specified in the applicable Series Supplement, and (b) upon surrender for cancellation of any one or more temporary Certificates of any Series or Class within such Series (accompanied by any unmatured Coupons appertaining thereto), the Depositor shall execute and the Trustees shall authenticate and deliver in exchange therefore Definitive Certificates with a like Certificate Principal Balance or Notional Amount, as applicable, of the same Series (or Class within such Series) of authorized denominations and of like tenor; provided, however, that no definitive Bearer Certificate shall be delivered in exchange for a temporary Registered Certificate; and provided, further, that delivery of a Global Security representing individual Bearer Certificates or a Bearer Certificate shall occur only outside the United States. Until so exchanged, temporary Certificates of any Series (or Class within such Series) shall in all respects be entitled to the same benefits under this Trust Agreement as Definitive Certificates of such Series or Class, except as otherwise specified in the applicable Series Supplement with respect to the payment of interest on Global Securities in temporary form.

                  Unless otherwise specified in the related Series Supplement, the Depositor will execute and deliver individual Bearer Certificates in exchange for beneficial interests in the definitive Global Security and each Bearer Certificate to the Trustee's principal office in London or to an authorized agent at such other place outside the United States specified in the related Series Supplement.

                  Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Definitive Certificates represented thereby pursuant to this Section 5.03 or Section 5.04, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the aggregate Certificate Principal Balance or Notional Amount, as applicable, evidenced thereby, whereupon the aggregate Certificate Principal Balance or Notional Amount, as applicable, of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

                  SECTION 5.04 Registration; Registration of Transfer and Exchange. (a) The Trustee shall cause to be kept a register for each Series of Registered Certificates (the registers maintained in such office and in any other office or agency of the Trustee in a Place of Distribution being herein sometimes collectively referred to as the "Certificate Register") in which a transfer agent and registrar (which may be the Trustee) (the "Certificate Registrar") shall provide for the registration of Registered Certificates and the registration of transfers and exchanges of Registered Certificates. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Registered Certificates and transfers and exchanges of Registered Certificates as herein provided; provided, however, that the Trustee may appoint one or more co-Certificate Registrars. Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

                  If a Person other than the Trustee is appointed by the Depositor as Certificate Registrar, the Depositor will give the Trustee prompt written notice of the appointment of a Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Registered Certificates and the principal amounts and numbers of such Registered Certificates.

                  (b) Upon surrender for registration of transfer any Registered Certificate of any Series (or Class within such Series) at the office or agency of the Trustee, if the requirements of Section 8-4010) of the Uniform Commercial Code are met to the Depositor's satisfaction, the Depositor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Certificates of any authorized denominations, of a like Series, Class and aggregate Certificate Principal Balance or Notional Amount, as applicable. Except as otherwise specified in the related Series Supplement, in no event may Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, be exchanged for Bearer Certificates.

                  (c) Notwithstanding any other provisions of this Section, unless and until it is exchanged in whole or in part for the individual Certificates represented thereby, a Global Security representing all or a portion of the Certificates of a Series (or Class within such Series) may not be transferred except as a whole by the Depository for such Series or Class to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such Series or Class or a nominee of such successor Depository.

                  (d) At the option of the Holder, Registered Certificates of any Series (or Class within such Series) (other than a Global Security, except as set forth below) may be exchanged for other Registered Certificates of the same Series or Class of any authorized denomination or denominations of like tenor and aggregate Certificate Principal Balance or Notional Amount, as applicable, upon surrender of the Registered Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose.

                  (e) At the option of the Holder, except as otherwise specified in the related Series Supplement with respect to a Global Security representing Bearer Certificates, Bearer Certificates of any Series (or Class within such Series) may be exchanged for Registered Certificates (if the Certificates of such Series or Class are issuable as Registered Certificates) or Bearer Certificates of the same Series or Class, of any authorized denomination or denominations, of like tenor and aggregate Certificate Principal Balance or Notional Amount, as applicable, upon surrender of the Bearer Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose, with all unmatured Coupons and all matured Coupons in default thereto appertaining; provided, however, that delivery of a Bearer Certificate shall occur only outside the United States. If the Holder of a Bearer Certificate is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Certificates are accompanied by payment in funds acceptable to the Depositor and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Depositor and the Trustee if there be furnished to each of them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Certificate shall surrender for payment any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 5.06, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States.

                  Whenever any Certificates are so surrendered for exchange, the Depositor shall execute and the Trustee shall authenticate and deliver the Certificates that the Holder making the exchange is entitled to receive.

                  Notwithstanding the foregoing, the exchange of Bearer Certificates for Registered Certificates will be subject to the provisions of United States income tax laws and regulations applicable to Certificates in effect at the time of such exchange.

                  (f) If at the time the Depository for the Certificates of a Series (or Class within such Series) notifies the Depositor that it is unwilling or unable to continue as Depository for the Certificates of such Series or Class or if at any time the Depository for the Certificates of such Series or Class shall no longer be eligible under Section 5.08(b), the Depositor shall appoint a successor Depository with respect to the Certificates of such Series or Class. If a successor Depository for the Certificates of such Series or Class is not appointed by the Depositor within ninety (90) days after the Depositor receives such notice or becomes aware of such ineligibility, the Depositor's election as specified in the related Series Supplement shall no longer be effective with respect to the Certificates of such Series or Class and the Depositor will execute, and the Trustee, upon receipt of a Depositor Order for the authentication and delivery of individual Certificates of such Series or Class, will authenticate and deliver individual Certificates of such Series or Class in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

                  (g) The Depositor may at any time and in its sole discretion determine that individual Certificates of any Series (or Class within such Series) issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Depositor shall execute, and the Trustee, upon receipt of a Depositor Order for the authentication and delivery of individual Certificates of such Series or Class, shall authenticate and deliver, individual Certificates of such Series or Class in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

                  (h) If specified by the Depositor pursuant to the related Series Supplement with respect to a Series (or Class within such Series) of Certificates, the Depository for such Series may surrender a Global Security for such Series or Class in exchange in whole or in part for individual Certificates of such Series or Class on such terms as are acceptable to the Depositor and such Depository. Thereupon, tile Depositor shall execute, and the Trustee, upon receipt of a Depositor Order, shall authenticate and deliver, without service charge,

                           (i) to each Person specified by such Depository a
                  new individual Certificate or Certificates of the same Series or Class, of any authorized denomination as requested by such Person in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to and in exchange for such Person's beneficial interest in the Global Security; and

                           (ii) to such Depository a new Global Security in a
                  denomination equal to the difference, if any, between the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the surrendered Global Security and the aggregate Certificate Principal Balance or Notional Amount, as applicable, of individual Certificates delivered to Holders thereof.

                  In any exchange provided for in any of the preceding three paragraphs, the Depositor shall execute, and the Trustee, upon receipt of a Depositor Order, will authenticate and deliver individual Certificates (a) in registered form in authorized denominations, if the Certificates of such Series or Class are issuable as Registered Certificates, (b) in bearer form in authorized denominations, with or without Coupons attached, if the Certificates of such Series or Class are issuable as Bearer Certificates or
(c) as either Registered or Bearer Certificates, if the Certificates of such Series or Class are issuable in either form; provided, however, that individual Bearer Certificates shall be delivered in exchange for a Global Security only in accordance with the procedures specified in the related Series Supplement.

                  Upon the exchange of a Global Security for individual Certificates, such Global Security shall be cancelled by the Trustee. Individual Registered Certificates issued in exchange for a Global Security pursuant to this Section 5.04 shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Certificates to the Person in whose names such Registered Certificates are so registered. The Trustee shall deliver individual Bearer Certificates issued in exchange for a Global Security pursuant to this Section 5.04 to the Persons and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee; provided, however, that individual Bearer Certificates shall be delivered in exchange for a Global Security only in accordance with the procedures as may be specified in the related Series Supplement.

                  Notwithstanding the foregoing, the exchange of Bearer Certificates for Registered Certificates will be subject to the provisions of United States income tax laws and regulations applicable to Certificates in effect at the time of such exchange.

                  (i) All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust related to such Certificates and be entitled to the same benefits under this Trust Agreement as the Certificates surrendered upon such registration of transfer or exchange.

                  (j) Every Registered Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Depositor, the Trustee or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Depositor, the Trustee or the Certificate Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

                  (k) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Depositor may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 5.03 not involving any transfer.

                  SECTION 5.05 Mutilated, Destroyed, Lost and Stolen Certificates. If (i) any mutilated Certificate or any mutilated Coupon with the Coupon Certificate to which it appertains (and all unmatured Coupons attached thereto) is surrendered to the Trustee at its Corporate Trust Office (in the case of Registered Certificates) or at its principal London office (in the case of Bearer Certificates) or (ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Certificate or any Coupon, and there is delivered to the Depositor and the Trustee such security or indemnity as they may require to hold each of them and any Paying Agent harmless, and neither the Depositor nor the Trustee receives notice that such Certificate or Coupon has been acquired by a bona fide purchaser, then the Depositor shall execute and the Trustee, upon receipt of a Depositor Order, shall authenticate and deliver, in exchange for any such mutilated Certificate, or in lieu of any such destroyed, lost or stolen Certificate or in exchange for the Coupon Certificate to which such mutilated, destroyed, lost or stolen Coupon appertained, a new Certificate of the same Series or Class of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, and, in the case of a Coupon Certificate, with such Coupons attached thereto so that neither gain nor loss in interest shall result from such exchange or substitution.

                  Upon the issuance of any new Certificate under this Section, the Depositor may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Certificate of any Series or Class, with its Coupons, if any, issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust related to such Series, whether or not the destroyed, lost or stolen Certificate or Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Trust Agreement equally and proportionately with any and all other Certificates of that Series or Class and their Coupons, if any, duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates or Coupons.

                  SECTION 5.06 Persons Deemed Owners. (a) The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions of principal of (and premium, if any) and (subject to Section 4.02) interest, if any, on such Registered Certificate and for all other purposes whatsoever, whether or not such Registered Certificate be overdue, and neither the Depositor or the Trustee, nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary.

                  (b) The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the Holder of any Bearer Certificate or of any Coupon as the absolute owner of such Bearer Certificate or Coupon for the purposes of receiving distributions thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Certificate or Coupon be overdue, and neither the Depositor, the Trustee, nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary. All distributions made to any Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys distributable upon such Certificate or Coupon.

                  (c) None of the Depositor, the Trustee or any of their agents will have any responsibility or liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  SECTION 5.07 Cancellation. Unless otherwise specified in the related Series Supplement for Certificates of any Series, all Certificates surrendered for payment, redemption, transfer or exchange and all Coupons surrendered for payment or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificates or Coupons shall be authenticated in lieu of or in exchange for any Certificates or Coupons cancelled as provided in this Section, except as expressly permitted by this Trust Agreement.

                  SECTION 5.08 Global Securities. (a) If the Series Supplement pursuant to Section 5.01 provides that a Series (or Class within such Series) of Certificates shall be represented by one or more Global Securities, then the Depositor shall execute and the Trustee shall authenticate and deliver one or more Global Securities, that (i) shall represent an aggregate initial Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of such Series or Class to be represented by such one or more Global Securities, (ii) shall be registered, if in registered form, in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Certificates represented hereby, this Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to a successor Depository or a nominee of such successor Depository."

                  No Holder of a Certificate of such Series or Class will receive a Definitive Certificate representing such Holder's interest in such Certificate or Certificates, except as provided in Section 5.10. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Holders of such Series or Class pursuant to
Section 5.11:

                           (i) the provisions of this Section 5.09 shall be in
                  full force and effect;

                           (ii) the Certificate Registrar and the Trustee
                  shall be entitled to deal with the Depository, as the sole Holder of the Certificates of such Series or Class, for all purposes under this Trust Agreement (including the distribution of principal of, and premium, if any, and interest on the Certificates and the giving of instructions or directions hereunder) and shall have no obligation to the owners of beneficial interests in such Series or Class (collectively, the "Certificate Owners");

                           (iii) to the extent that the provisions of this
                  Section 5.08 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.08 shall control;

                           (iv) the rights of Certificate Owners of such
                  Series or Class shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Certificate Owners and the Depository or its Participants;

                           (v) whenever this Trust Agreement requires or
                  permits actions to be taken based upon instructions or directions of Holders of Certificates of such Series or Class evidencing a specified percentage of the aggregate Voting Rights of such Series or Class, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners of such Series or Class or Participants in such Depository's system owning or representing, respectively, such required percentage of the beneficial interest in the Certificates of such Series or Class and has delivered such instructions to the Trustee.

                  (b) Each Depository designated in the related Series Supplement for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

                  SECTION 5.09 Notices to Depository. Whenever a notice or other communication to the Holders of a Series or Class within such Series represented by one or more Global Securities is required under this Trust Agreement, unless and until Definitive Certificates for such Series or Class shall have been issued to such Certificate Owners pursuant to Section 5.10, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Certificates of such Series to the Depository, and shall have no obligation to the Certificate Owners.

                  SECTION 5.10 Definitive Certificates. If in respect of a Series (or Class within such Series) represented by one or more Global
Securities: (i) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of such Series or Class and the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system of such Series or Class through the Depository or (iii) Certificate Owners representing beneficial interests aggregating at least a majority (or such other Required Percentage-Definitive Certificates that may be specified in a Series Supplement) of the Voting Rights of the Certificates of such Series or Class advise the Depository in writing that the continuation of a book-entry system for such Series or Class through the Depository is no longer in the best interests of the Certificates Owners of such Series or Class, then the Depository shall notify all Certificate Owners or Participants in the Depository's system with respect to such Series or Class and the Trustee of the occurrence of any such event and of the availability of Definitive Certificates for such Series or Class to Certificate Owners of such Series or Class requesting the same.

                  Upon surrender to the Trustee of the Global Securities of such Series or Class by the Depository, accompanied by registration instructions, the Depositor shall execute and the Trustee shall authenticate the Definitive Certificates of such Series or Class in accordance with the instructions of the Depository. None of the Depositor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of Series or Class, the Trustee shall recognize the holders of the Definitive Certificates of such Series or Class as Holders.

                  SECTION 5.11 Currency of Distributions in Respect of Certificates. (a) Except as otherwise specified in the related Series Supplement for Bearer Certificates of any Series (or Class within such Series), distributions of the principal of (and premium, if any) and interest on Bearer Certificates of such Series or Class denominated in any Currency will be made in such Currency.

                  (b) Except as otherwise specified in the related Series Supplement for Registered Certificates of any Series (or Class within such Series), distributions of the principal of (and premium, if any) and interest on Registered Certificates of such Series or Class will be made in Dollars.

                  (c) For purposes of any provision of the Trust Agreement where the Holders of Outstanding Certificates may perform an act that requires that a specified percentage of the aggregate Voting Rights of the Certificates of all Series perform such act and for purposes of any decision or determination by the Trustee of amounts due and not distributed for the principal of (and premium, if any) and interest on the Certificates of all Series in respect of which moneys are to be disbursed ratably, the principal of (and premium, if any) or notional amount of, as applicable, and interest on the Outstanding Certificates denominated in a Foreign Currency will be the amount in Dollars based upon exchange rates, determined as specified in the related Series Supplement for Certificates of such Series, as of the date for determining whether the Holders entitled to perform such act have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

                  (d) With respect to Certificates of any Series, any decision or determination to be made regarding exchange rates shall be made by an Exchange Rate Agent appointed by the Depositor; provided, however, that such Exchange Rate Agent shall accept such appointment in writing and the terms of such appointment shall be acceptable to the Trustee and shall, in the opinion of the Depositor at the time of such appointment, require such Exchange Rate Agent to make such determination by a method provided in the applicable Series Supplement for the making of such decision or determination. All decisions and determinations of such Exchange Rate Agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Depositor, the Trustee and all Holders of the Certificates of such Series.

                  (e) If distributions in respect of a Certificate are required to be made in a Specified Currency other than Dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Trustee and the Depositor or is no longer used by the government of the country issuing such Specified Currency or is no longer commonly used for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in Dollars until such Specified Currency is again so used in the manner specified in the related Series Supplement.

                  SECTION 5.12 Conditions of Authentication and Delivery of New Series. Certificates of a new Series may be issued at any time and from time to time after the execution and delivery of these Standard Terms and the related Series Supplement. The Depositor shall execute and deliver Certificates of such Series to the Trustee, with appropriate Coupons, if any, appertaining thereto, and the Trustee shall authenticate and deliver such Certificates upon a Depositor Order and upon delivery by the Depositor to the Trustee of the documents and satisfaction of the other conditions, each as set forth in the related Series Supplement.

                  SECTION 5.13 Appointment of Paying Agent. The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates of any Series. Any such Paying Agent shall be authorized to make distributions to Certificateholders of such Series from the Certificate Account for such Series pursuant to the provisions of the applicable Series Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from such Certificate Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Trustee and any co- paying agent chosen by the Trustee and acceptable to the Depositor. Any Paying Agent shall be permitted to resign as Paying Agent upon thirty (30) days' notice to the Trustee. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each successor to act as Paying Agent to execute and deliver to the Trustee, an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders and will agree to such other matters as are required by Section 317(b) of the Trust Indenture Act. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 7.06 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 5.13 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Trust Agreement other than with respect to funds paid to such Paying Agent.

                  SECTION 5.14 Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents (each, an "Authenticating Agent") with respect to the Certificates of any Series which shall be authorized to act on behalf of the Trustee in authenticating such Certificates in connection with the issuance, delivery and registration of transfer or exchange of such Certificates. Whenever reference is made in this Trust Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor. Notwithstanding anything contained herein to the contrary, the appointment of an Authenticating Agent pursuant to this Section 5.14 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Trust Agreement.

                  (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authenticating Agent. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee promptly may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Depositor. The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section. The provisions of
Section 7.01, 7.03 and 7.04 shall be applicable to any Authenticating Agent.

                  (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                  This is one of the Certificates described in the Standard Terms and the related Series Supplement.

Dated:

                                                     as Authenticating Agent
                                                              for the Trustee,


                                                     By:________________________


                  SECTION 5.15 Voting Rights with Respect to Underlying Securities. (a) Within five (5) Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents ("Underlying Security Voting Rights") by, owners of any of the Underlying Securities, the Trustee shall give notice to the Certificateholders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that the Certificateholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Underlying Securities (and to the extent of the voting rights allocated to the Certificateholders pursuant to subsection 5.15(b)), to instruct the Trustee as to the exercise of voting rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. Such notice shall be given by the Trustee to the Certificateholders of record on such Record Date.

                  Upon the written request of the applicable
Certificateholder, received on or before the date established by the Trustee for such purpose, the Trustee shall endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request (in each case to the extent of the voting rights allocated pursuant to subsection 5.15(b) to such Certificateholder). The Trustee shall not vote except as specifically authorized and directed in written instructions from the applicable Certificateholder entitled to give such instructions.

                  (b) Unless otherwise specified in the applicable Series Supplement, the Underlying Security Voting Rights allocable to the owners of the Underlying Securities pursuant to the terms thereof shall be allocated among the Certificateholders pro rata, in the proportion that the denomination of each Certificate bears to the aggregate denomination of all Certificates.

                  SECTION 5.16 Actions by Certificateholders.

                  (a) Wherever in this Trust Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Certificateholders or Beneficial Owners, such action, notice or instruction may be taken or given by any Certificateholder or Beneficial Owner.

                  (b) Certificateholders or Beneficial Owners shall not be required to act in concert with any other Certificateholder or Beneficial Owner or any other Person.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder or Beneficial Owner of a Certificate shall bind such Certificateholder or Beneficial Owner and every subsequent Certificateholder or Beneficial Owner of such Certificate or any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Certificateholder or Beneficial Owner or the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  SECTION 5.17 Termination Events. If any Termination Event shall occur and be continuing with respect to any Class of Certificates, then, and in each and every case, the Trustee shall exercise any rights in respect of the related Deposited Assets, if any, as provided in the applicable Series Supplement.

                  SECTION 5.18 Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit. If there shall be a failure to make payment of the principal of or premium, if any, or interest on any Deposited Asset, then the Trustee, in its own name, and as trustee of an express trust, as holder of such Deposited Assets, shall be, to the extent permitted by and in accordance with the terms of the applicable Deposited Assets, subject to the limitations on acceleration and the exercise of remedies set forth therein, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, including the power to make a demand on the trustee in respect of such Deposited Assets, if provided for, to take action to enforce the collection of the sums so due and unpaid on such Deposited Assets and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

                  SECTION 5.19 Control by Certificateholders. The Holders of Certificates of any Class holding Certificates representing not less than the Required Percentage--Direction of Trustee, of the aggregate Voting Rights of the Outstanding Certificates of such Class shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Trust Agreement, including any right of the Trustee as holder of the Deposited Assets, if any; provided, however, that:

                           (1) such direction shall not be in conflict with
                  any rule of law or with this Trust Agreement and would not involve the Trustee in personal liability or expense;

                           (2) the Trustee shall not determine that the action
                  so directed would be unjustly prejudicial to the Holders of Certificates of such Class not taking part in such direction;

                           (3) the Trustee may take any other action deemed
                  proper by the Trustee which is not inconsistent with such direction.

                  SECTION 5.20 Waiver of Past Defaults. The Holders of the Required Percentage--Waiver of any Series: (i) may direct the Trustee to vote such percentage of the Underlying Securities held by the Trustee as corresponds to the percentage of the aggregate principal amount of the Certificates of such Series held by such Holders to waive any past defaults with respect to such Underlying Security and its consequences or (ii) may instruct the Trustee, on behalf of all Certificateholders of such Series, to waive any past default under this Trust Agreement and its consequences, except a default:

                           (1) in the payment of the principal of or premium
                  (if any) or interest on the Underlying Securities or the Certificates;

                           (2) in respect of a covenant or provision hereof
                  which under Article X hereof cannot be modified or amended without the consent of the Holder of each Outstanding Certificate affected;

                           (3) specified in the applicable Series Supplement,
                  if any, unless the applicable Series Supplement provides otherwise; or

                           (4) [specified as a Termination Event under the
                  related Series Supplement.]

                  Upon any such direction, the Trustee shall vote such percentage of the Underlying Securities of the corresponding Series held by the Trustee as corresponds to the percentage of the aggregate principal amount of the Outstanding Certificates of such Series held by Holders who directed the Trustee to waive such default thereunder. Upon any waiver that is effective under the terms of such Underlying Security to waive such default, such default shall cease to exist with respect to this Trust Agreement, and, in the default arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement and any prior direction given by the Trustee on behalf of such Certificateholders or in respect of any Underlying Securities shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                  SECTION 5.21 Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Trust Agreement to the contrary notwithstanding, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.01 hereof on the Certificates when due, or to institute suit for enforcement of any such payment on or after the applicable Distribution Date, Special Distribution Date or other date specified herein for the making of such payment, shall not be impaired or affected without the consent of such Certificateholder.

                  SECTION 5.22 Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                  ARTICLE VI

                                 The Depositor

                  SECTION 6.01 Liability of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by these Standard Terms and the related Series Supplement.

                  SECTION 6.02 Limitation on Liability of the Depositor. (a) The Depositor shall not be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or under a Series Supplement or in the exercise of any of its rights or power if reasonable grounds exist for believing that the repayment or such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (b) Neither the Depositor nor any of its members, managers, officers, employees or agents shall be under any liability to any Trust or the Certificateholders of any Series for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor against any breach of representations, warranties or covenants made herein, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties hereunder.

                  Unless otherwise provided in a related Series Supplement, the Trust will indemnify and hold harmless the Depositor and any member, manager, officer, employee or agent of the Depositor against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties by the Depositor and any of its members, managers, officers, employees or agents hereunder or by reason of reckless disregard of their obligations and duties hereunder.

                  (c) The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Trust Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Trust Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The Depositor shall be under no obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of any Underlying Securities.

                  (d) The Depositor shall not be liable to any Certificateholder for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Certificateholder of a Certificate or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, the Calculation Agent, the Market Agent or the other party to this Trust Agreement as amended by any Series Supplement. The Depositor may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (e) The Depositor shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositor shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall be done or performed; and the Depositor shall not incur any liability to any Certificateholder by reason of any non- performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement.

                  SECTION 6.03 Depositor May Purchase Certificates. The Depositor may at any time purchase Certificates in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold. Certificates beneficially owned by the Depositor will be disregarded for purposes of determining whether the required percentage of the aggregate Voting Rights has given any request, demand, authorization, direction, notice, consent or waiver hereunder.

                  SECTION 6.04 Merger or Consolidation of the Depositor. Nothing in this Trust Agreement shall prevent any consolidation or merger of the Depositor with or into any other corporation, or any consolidation or merger of any other corporation with or into the Depositor or any sale or transfer of all or substantially all of the property and assets of the Depositor to any other Person lawfully entitled to acquire the same; provided, however, that, so long as Certificates are outstanding hereunder, the Depositor covenants and agrees that any such consolidation, merger, sale or transfers shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Trust Agreement to be kept or performed by the Depositor shall be assumed by the Person (if other than the Depositor) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Depositor, just as fully and effectually as if successor Person had been the original party of the first part hereto; and in the event of any such sale or transfer the predecessor Depositor may be dissolved, wound up and liquidated at any time thereafter.

                  SECTION 6.05 No Liability of the Depositor with Respect to the Deposited Assets; Certificateholders to Proceed Directly Against the Deposited Asset Providers. (a) The sole obligor with respect to any Deposited Asset is the respective Deposited Asset Provider thereof. The Depositor shall not have any obligation on or with respect to the Deposited Assets and its obligations with respect to Certificates shall be solely as set forth in this Trust Agreement.

                  (b) The Depositor is not authorized to proceed against the Deposited Asset Provider in the event of a default or to assert the rights and privileges of Certificateholders of Certificates and has no duty in respect thereof.

                                  ARTICLE VII

                            Concerning the Trustee

                  SECTION 7.01 Duties of Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in these Standard Terms and the related Series Supplement. The Trustee shall exercise those rights in a manner consistent with the status of any Trust created hereunder as a fixed investment trust for federal income tax purposes. The Trustee shall not have any power to vary the investment of any Certificateholders of any Series or to accept any assets (other than proceeds of the Trust Estate) other than the Trust Estate transferred to it on the Closing Date of any Series. Any permissive right of the Trustee enumerated in this Trust Agreement shall not be construed as a duty and shall be interpreted consistently with the status of the Trust as a fixed investment trust.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Trust Agreement, shall examine them to determine whether they conform to the requirements of this Trust Agreement. If any such instrument is found not to conform to the requirements of this Trust Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Depositor and Certificateholders.

                  (c) No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                           (i) the duties and obligations of the Trustee shall
                  be determined solely by the express provisions of this Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, no implied covenants or obligations shall be read into this Trust Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Trust Agreement;

                           (ii) the Trustee shall not be personally liable for
                  an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be personally liable
                  with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of the Required Percentage -- Direction of Trustee of the aggregate Voting Rights of a given Series (or Class or group of Classes within such Series), as specified in the applicable Series Supplement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement;

                           (iv) the Trustee shall not be required to expend or
                  risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                           (v) except for actions expressly authorized by this
                  Trust Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Deposited Assets now existing or hereafter acquired;

                           (vi) except as expressly provided in this Trust
                  Agreement, the Trustee shall have no power to vary the corpus of the Trust including by (A) accepting any substitute obligation or asset for any Deposited Assets initially assigned to the Trustee under Section 2.01, (B) adding any other investment, obligation or security to the Trust or (C) withdrawing from the Trust any Deposited Assets;

                           (vii) in the event that the Paying Agent or the
                  Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under this Trust Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required;

                           (viii) the Trustee shall not be liable to any
                  Certificateholder for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Certificateholder of a Certificate or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, the Calculation Agent, the Market Agent or the other party to this Trust Agreement. The Trustee may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ix) the Trustee shall not incur any liability to
                  any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall be done or performed; and the Trustee shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement;

                           (x) the Trustee shall be under no obligation
                  whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Assets;

                           (xi) whenever in the administration of this Trust
                  Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate; and

                           (xii) the Trustee may consult with counsel of its
                  selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon, unless the Trustee's taking, suffering or omitting such action shall have been willful misconduct, in bad faith or negligent.

                  (d) As promptly as practicable after, and in any event within ten (10) days after, the occurrence of any default (as such term is defined below) hereunder with respect to any Class of Certificates, the Trustee shall transmit by mail to the Depositor and the Holders of Certificates of such Class in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or premium, if any, or interest on any Deposited Assets, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Certificates of such Class. For the purpose of this Section, the term "default" means, with respect to any Class of Certificates, any event that is, or after notice or lapse of time or both would become, a Termination Event with respect to such Class of Certificates.

                  (e) Within five (5) Business Days after the receipt by the Trustee of a written application by any [three or more] Certificateholders stating that the applicants desire to communicate with other Certificateholders with respect to their rights under this Trust Agreement or under the Certificates, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned its Certificates for a period of at least six (6) months preceding the date of such application, the Trustee shall, at its election, either:

                           (i) afford to such applicants access to all
                  information so furnished to or received by the Trustee; or

                           (ii) inform such applicants as to the approximate
                  number of Certificateholders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Certificateholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all such Certificateholders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

                  (f) The Trustee shall file periodic reports pursuant to the Exchange Act in accordance with the customary practices of the Depositor. The Depositor will respond reasonably promptly to any inquiry of the Trustee as to such customary practices of the Depositor.

                  SECTION 7.02 Between Trustee and Administrative Agents. (a) Unless otherwise provided in a Series Supplement, the Trustee may enter into Administration Agreements with one or more Administrative Agents in order to delegate certain of its administrative obligations with respect to a related Series under this Trust Agreement to such Administrative Agents; provided, however, that (i) such delegation shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Trust Agreement; (ii) the Rating Agency Condition shall have been satisfied with respect to the entering into of any such agreement and (iii) such agreements are consistent with the terms of these Standard Terms and, with respect to Certificates of any Series, the related Series Supplement. With respect to any Series (or Class within such Series) of Certificates, each Administration Agreement shall impose on the Administrative Agent requirements conforming to the provisions set forth in Section 3.01 and provide for administration of the related Trust and all or certain Deposited Assets for such Series consistent with the terms of this Trust Agreement. Additional requirements relating to the scope and contents of any Administration Agreement may be provided in the applicable Series Supplement. The Trustee shall deliver to the Depositor copies of all Administration Agreements which it enters into, and any amendments or modifications thereof, promptly upon the Trustee's execution and delivery of any such instruments.

                  (b) The Trustee shall be entitled to terminate any Administration Agreement which it enters into and the rights and obligations of any Administrative Agent under any Administration Agreement in accordance with the terms and conditions of any such Administration Agreement. In the event of a termination of any Administration Agreement, the Trustee shall simultaneously reassume direct responsibility for all obligations delegated in such Administration Agreement without any act or deed on the part of the applicable Administrative Agent, the Trustee shall administer directly the related Underlying Securities or shall enter into a Administration Agreement with a successor Administrative Agent which so qualifies under this Section 7.02.

                  (c) Unless otherwise provided in the applicable Series Supplements, in the event an Administrative Agent is administering one or more Underlying Securities pursuant to an Administration Agreement, the Administrative Agent shall be required immediately to direct the Trustee to deposit into an Eligible Account established by such Administrative Agent (an "Administration Account") any amounts collected with respect thereto, and all such amounts shall be deposited into the related Certificate Account not later than the Business Day after receipt thereof.

                  SECTION 7.03 Certain Matters Affecting the Trustee. (a) Except as otherwise provided in this Article VII:

                           (i) the Trustee may request and rely upon and shall
                  be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion; report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) the Trustee may consult with counsel and any
                  Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                           (iii) the Trustee shall be under no obligation to
                  exercise any of the trusts or powers vested in it by this Trust Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                           (iv) the Trustee shall not be personally liable for
                  any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

                           (v) the Trustee shall not be bound to make any
                  investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing to do so by Holders of the Required Percentage -- Direction of Trustee, of the aggregate Voting Rights of the affected Series (or Class or Classes within any such Series), as specified by the applicable Series Supplement; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Trust Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                           (vi) the Trustee may execute any of the trusts or
                  powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

                           (vii) the Trustee shall not be personally liable
                  for any loss resulting from the investment of funds held in any Certificate Account or Reserve Account at the direction of the Depositor pursuant to Section 3.05.

                  (b) All rights of action under this Trust Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates of any Series (or Class within such Series), or the production thereof at the trial or other Proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Trust Agreement.

                  SECTION 7.04 Trustee Not Liable for Recitals in Certificates or Underlying Securities. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates). Except as set forth in
Section 7.11, the Trustee makes no representations or warranties as to the validity or sufficiency of this Trust Agreement or of the Certificates of any Series (other than the signature and authentication on the Certificates) or of any Underlying Security or related document. The Trustee shall not be accountable for the use or application by the Depositor, of any of the Certificates or of the proceeds of such Certificates.

                  SECTION 7.05 Trustee May Own Certificates. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee; provided, however, that in determining whether the required percentage of aggregate Voting Rights shall have consented to any action hereunder requiring the consent of the Certificateholders, the Trustee's interest shall be excluded.

                  SECTION 7.06 Trustee's Fees and Expenses. (a) The applicable Series Supplement shall specify the amount and circumstances of the Trustee's compensation and the source thereof.

                  (b) If the Prepaid Ordinary Expenses set forth in the Series Supplement are greater than zero, the Trustee acknowledges that the Depositor has paid to the Trustee an amount equal to the Prepaid Ordinary Expenses, and the Trustee agrees that the payment of such amount shall constitute full and final satisfaction of and payment for all Ordinary Expenses incurred on or prior to the Closing Date.

                  (c) The Series Supplement may indicate that Ordinary Expenses will be paid for by the Trust or the Depositor, in which case the Trustee shall be paid on a periodic basis by the Trust or the Depositor, as indicated in the Series Supplement, at the rate or amount and on the terms provided for in the Series Supplement. The Trustee agrees that its right to receive such payments shall constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee shall have no claim on payment of Ordinary Expenses from any other source.

                  (d) The Trustee further agrees that, notwithstanding any failure by the Depositor or the Trust to make such periodic payments of the Ordinary Expenses, the Trustee shall continue to perform its obligations under this Trust Agreement. The Depositor's obligations to pay Ordinary Expenses under this Trust Agreement shall be extinguished and of no further effect upon the payment of Ordinary Expenses due and owing on the termination of the Trust pursuant to Section 9.01 hereof.

                  (e) Subject to subsection 7.06(f), all Extraordinary Trust Expenses, to the extent not paid by a third party are, and shall be, obligations of the Trust and when due and payable shall be satisfied solely by the Trust.

                  (f) The Trustee shall not take any action, including appearing in, instituting or conducting any action or suit hereunder or in relation hereto, which is not indemnifiable under Section 7.12 hereof which, in the Trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Trust Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Certificateholders representing not less than the Required Percentage--Remedies of the aggregate principal amount of Certificates then outstanding, and (iii) the Certificateholders, pursuant to the instructions given under clause (ii) above, have agreed that such costs, expenses or liabilities shall either be (x) paid by the Trustee from the Trust, in the case of a vote of 100% of the aggregate principal amount of Certificates then outstanding, or (y) paid by the Trustee (which payment shall be made out of its own funds and not from monies on deposit in the Trust) in which case the Trustee shall be entitled to receive, upon demand, reimbursement from those Certificateholders who have agreed to bear the entire amount of such costs, expenses or liabilities, on a pro rata basis among such Certificateholders.

                  SECTION 7.07 Eligibility Requirements for Trustee. (a) The Trustee hereunder shall at all times be a corporation or an association which is not an Affiliate of the Depositor, the Underlying Securities Issuer or the Credit Support Provider (but may have normal banking relationships with such parties and their Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers which shall be eligible to act as a trustee under
Section 310(a) of the Trust Indenture Act, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association (or its parent) publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. Such corporation or association (or its parent) must be rated in one of the four highest rating categories by the Rating Agency. In the event that at any time such Trustee shall cease to be eligible in accordance with the provisions of this Section, such Trustee shall resign immediately in the manner and with the effect specified in Section 7.08.

                  (b) In determining whether the Trustee has a conflicting interest with respect to any Class of Certificates under Section 310(b) of the Trust Indenture Act and this Section, each other Class of Certificate will be treated as having been issued under an indenture other than this Trust Agreement.

                  SECTION 7.08 Resignation or Removal of the Trustee; Appointment of Successor Trustee. (a) The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Depositor and each Rating Agency, and such resignation shall take effect only upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided; provided, however, that in the event of such resignation, the Trustee shall (a) assist the Depositor in finding a successor Trustee acceptable to the Depositor, (b) negotiate in good faith concerning any prepaid but unaccrued fees and (c) cooperate fully in effecting the orderly transition to the successor trustee of all information related to the transaction.

                  (b) The Depositor or Holders of the Required Percentage-- Removal of Trustee of Certificates may at any time remove the Trustee as Trustee hereunder by written notice delivered to the Trustee and each Rating Agency in the manner provided in Section 10.04 hereof, and such removal shall take effect only upon the appointment of the successor trustee and its acceptance of such appointment as provided in the succeeding paragraph; provided, however, that in the event of such removal, the Depositor shall negotiate in good faith with the Trustee in order to agree regarding payment of the termination costs of the Trustee resulting from such removal.

                  (c) Upon the designation of a successor Trustee, following either resignation or removal of the Trustee, the Trustee shall deliver to the successor Trustee all records relating to the Certificates in the form and manner then maintained by the Trustee, which shall include a hard copy thereof upon written request of the successor Trustee.

                  (d) If at any time the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation, the Depositor shall petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. In the event the Trustee resigns or is removed, the Trustee shall reimburse the Depositor for any fees or charges previously paid to the Trustee in respect of duties not yet performed under this Trust Agreement which remain to be performed by a successor Trustee.

                  (e) In case at any time the Trustee acting hereunder notifies the Depositor that it elects to resign or the Depositor or Holders of the Required Percentage--Removal of Trustee of Certificates notifies or notify the Trustee that it or they elects or elect to remove the Trustee as Trustee, the Depositor shall, within [ninety (90)] days after the delivery of the notice of resignation or removal, appoint a successor Trustee, which shall satisfy the requirements for a trustee under Section 7.07. If no successor Trustee has been appointed within ninety (90) days after the Trustee has given written notice of its election to resign or the Depositor or Holders of the Required Percentage--Removal of Trustee of Certificates have given written notice to the Trustee of its or their election to remove the Trustee, as the case may be, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Every successor Trustee shall execute and deliver to its predecessor and to the Depositor an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Trustee under this Trust Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Depositor, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Trust Estate and parts thereof to such successor Trustee. Any successor Trustee shall promptly give notice of its appointment to the Certificateholders of Certificates for which it is successor Trustee in the manner provided in Section 10.04 hereof.

                  SECTION 7.09 Merger or Consolidation of Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be party, or any corporation or association succeeding to the trust business of the Trustee, shall be the successor of the Trustee hereunder and shall be deemed to have assumed the Trustee's obligations hereunder, provided such corporation or association shall be eligible under the provisions of
Section 7.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 7.10 Appointment of Office or Agency. As specified in a Series Supplement, the Trustee shall appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, and where notices and demands to or upon the Trustee in respect of the Certificates of the related Series and this Trust Agreement may be served.

                  SECTION 7.11 Representations and Warranties of Trustee. The Trustee represents and warrants that:

                           (i) the Trustee is duly organized, validly existing
                  and in good standing under the laws of its jurisdiction of incorporation or association;

                           (ii) neither the execution nor the delivery by the
                  Trustee of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or New York law, governmental rule or regulation governing the banking or trust powers of the Trustee or any judgment or order binding on it, or violate its charter documents or by-laws or constitute a default under (or an event which, without notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of any material contract, indenture, mortgage, agreement or instrument to which it is a party or by which any of its properties may be bound.

                           (iii) the Trustee has full power, authority and
                  right to execute, deliver and perform its duties and obligations as set forth herein and in each Series Supplement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

                           (iv) this Trust Agreement has been duly executed
                  and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (v) the Trustee is not in violation, and the
                  execution and delivery of the Trust Agreement by the Trustee and its performance and compliance with the terms thereof will not constitute a violation, of any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Trustee or its properties, which violation would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of the Trustee or its properties or on the performance of its duties hereunder;

                           (vi) there are no actions or proceedings against,
                  or investigations of, the Trustee pending, or, to the knowledge of the Trustee, threatened, before any court, administrative agency or other tribunal (A) that could reasonably be expected to prohibit its entering into the Trust Agreement, (B) seeking to prevent the issuance of the Certificates contemplated by the Trust Agreement or (C) that could reasonably affect the performance by the Trustee of its obligations under, or the validity or enforceability against the Trustee of, the Trust Agreement; and

                           (vii) no consent, approval, authorization or order
                  of any court, governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, the Trust Agreement, or for the consummation of the transactions contemplated by the Trust Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date.

The representations and warranties of the Trustee set forth in this Section
7.11 shall survive the receipt of the Trust Estate by the Trustee and shall survive the delivery of the Trust Agreement by the Trustee to the Depositor.

                  SECTION 7.12 Indemnification of Trustee by the Depositor; Contribution. (a) The Depositor agrees, to the extent the Trustee is not reimbursed pursuant to Section 7.06 hereof, to indemnify the Trustee against, and hold it harmless from, any loss, expense or liability incurred in connection with any legal action relating to this Trust Agreement or the Certificates or the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under this Trust Agreement or (ii) that is incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder or as a result of a breach of the Trustee's obligations and duties hereunder.

                  (b) In case any claim shall be made or action brought against the Trustee for any reason for which indemnity may be sought against the Depositor as provided above, the Trustee shall promptly notify the Depositor in writing setting forth the particulars of such claim or action and the Depositor may assume the defense thereof. In the event that the Depositor assumes the defense, the Trustee shall have the right to retain separate counsel in any such action but shall bear the fees and expenses of such counsel unless: (i) the Depositor shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Trustee and the Depositor, and the Trustee has been advised in writing by such counsel that one or more legal defenses may be available to it which may not be available to the Depositor, in which case the Depositor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel.

                  (c) The term "liability," as used in this-Section 7.12, shall include any losses, claims, damages, expenses (including without limitation the Trustee's reasonable costs and expenses) in defending itself against any losses, claims or investigations of any nature whatsoever.

                  (d) The obligations of the Depositor under this Section 7.12 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Trustee, and to each person, if any, who controls the Trustee within the meaning of the Exchange Act.

                  (e) Notwithstanding anything to the contrary contained in this Section 7.12, the Depositor shall not be liable for settlement of any such claim by the Trustee entered into without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

                  (f) The indemnity provided in this Section shall survive the termination or discharge of this Trust Agreement.

                  SECTION 7.13 Indemnification of Depositor by Trustee. The Trustee, in its individual capacity and not from the assets of the Trust, shall indemnify the Depositor and any successor trustee against any losses, claims, damages, expenses (including without limitation the Depositor's costs and expenses in defending itself against any losses, claims or investigations of any nature whatsoever) or other liabilities, joint or several, which may arise out of acts performed or omitted by the Trustee or its agents due to its or their negligence, bad faith or willful misconduct.

                  SECTION 7.14 No Liability of the Trustee with Respect to the Deposited Assets; Certificateholders to Proceed Directly Against the Issuer(s). (a) The sole obligor with respect to any Deposited Asset is the Deposited Asset Provider thereof. Except as set forth herein, the Trustee shall not have any obligation on or with respect to the Deposited Assets; and its obligations with respect to Certificates shall be solely as set forth in this Trust Agreement.

                  (b) Except as provided herein and in the related Series Supplement, the Trustee is not authorized to proceed against any Deposited Assets Provider in the event of a default or to assert the rights and privileges of Certificateholders of Certificates and has no duty in respect thereof except as expressly provided herein.

                  SECTION 7.15 [RESERVED]

                  SECTION 7.16 Preservation of Information. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Trustee as provided in Section 7.15, and the names and addresses of Certificateholders received by the Trustee in its capacity as Certificate Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.15, upon receipt of a new list so furnished.

                  SECTION 7.17 Reports by Trustee. If required, within sixty
(60) days after [ ] of each year, commencing with the year [ ], the Trustee shall transmit to the Certificateholders, as provided in Section 313(a) of the Trust Indenture Act, a brief report dated as of such [ ], if any of the events described in Section 313(a) of the Trust Indenture Act have occurred.

                  SECTION 7.18 Trustee's Application for Instructions from the Depositor. Any application by the Trustee for written instructions from the Depositor may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Trust Agreement and the date on and/or after which such action shall be taken or such omission shall be effective, if, but only if, the obligations of the Trustee with respect to such proposed action or omission are not set forth reasonably clearly in these Standard Terms and the related Series Supplement. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten (10) Business Days after the date an officer of the Depositor actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted; provided, however, that this provision shall not protect the Trustee from liability for any action or omission constituting willful misconduct, bad faith or negligence.

                                 ARTICLE VIII

                                 Market Agent

                  SECTION 8.01 Market Agent. If specified for a specific Series, on the Closing Date the Trustee shall enter into a Market Agent Agreement with [Banc of America Securities LLC], as the initial Market Agent, in the form attached to the related Series Supplement. The Market Agent shall serve as such under the terms and provisions hereof and of the Market Agent Agreement. The Market Agent, including any successor appointed pursuant hereto, shall be a member of the National Association of Securities Dealers, Inc., have capitalization of at least $25,000,000, and be authorized by law to perform all the duties imposed upon it by this Trust Agreement and the Market Agent Agreement. The Market Agent may be removed at any time by the Trustee, acting at the direction of the Depositor; provided, however, that such removal shall not take effect until the appointment of a successor Market Agent. The Market Agent may resign upon thirty (30) days' written notice delivered to the Trustee. The Trustee shall use its best efforts to appoint a successor Market Agent that is a qualified institution, effective as of the effectiveness of any such resignation or removal.

                                  ARTICLE IX

                                  [RESERVED]


                                   ARTICLE X

                           Miscellaneous Provisions

                  SECTION 10.01 Amendment. (a) This Trust Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under this Trust Agreement which shall not adversely affect the interests of the Holders in any material respect; (ii) to evidence and provide for the acceptance of appointment hereunder of a change in Trustee as Trustee for a Series of Certificates subsequent to the Closing Date for such Series, and to add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the separate Trusts hereunder by more than one trustee, pursuant to the requirements of Section 5.01 hereof; or (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Certificate of one or more Series or to add or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder; or (iv) to provide for the issuance of a new Series of Certificates pursuant to a Series Supplement issued hereunder pursuant to Sections 5.01 and 5.12 hereof; provided, however, that in the case of any amendment the Rating Agency Condition shall be satisfied with respect to such amendment and that no such amendment shall cause any Trust created hereunder (as evidenced by an Opinion of Counsel) to fail to qualify as a fixed investment trust for federal income tax purposes.

                  (b) Without limiting the generality of the foregoing, with respect to any Series, unless otherwise specified in a related Series Supplement, this Trust Agreement may also be modified or amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates representing the Required Percentage-Amendment of the aggregate Voting Rights of those Certificates to which such modification or amendment relates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that, unless otherwise specified in a related Series Supplement, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Underlying Securities which are required to be distributed on any Certificate without the consent of the Holders of such Certificates, (ii) adversely affect in any material respect the interests of the Holders of any Series (or Class within such Series) of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Series or Class evidencing not less than the Required Percentage-- Amendment of the aggregate Voting Rights of such Series or Class or (iii) reduce the percentage of aggregate Voting Rights required by (ii), as described in (ii), without the consent of the Holders of all Certificates of such Series or Class then Outstanding.

                  (c) The Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of [100%] of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for federal income tax purposes or cause the Trust to be required to register as an Investment Company under the Investment Company Act. Further, no amendment shall be permitted which would adversely affect in any material respect the interests of any Class of Certificateholders without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of such Certificates.

                  Notwithstanding any other provision of this Trust Agreement, for purposes of the giving or withholding of consents pursuant to this Section 10.01, Certificates registered in the name of the Depositor or the Trustee or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates; and provided, further, that in the event the Rating Agency Condition is not satisfied with respect to such modification or amendment, the Required Percentage--Amendment shall be increased to require an aggregate percentage of the aggregate Voting Rights in the amount specified in the applicable Series Supplement. Notwithstanding any other provision of this Trust Agreement, this Section 10.01(b) shall not be amended without the unanimous consent of the Holders of all such Certificates.

                  (d) Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification to each Certificateholder of the affected Series or Class and to the Rating Agency. It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  SECTION 10.02 Limitation on Rights of Certificateholders.
(a) The death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the applicable Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder of a given Series shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of any Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Trust Agreement pursuant to any provision hereof.

                  (c) No Certificateholder of a given Series shall have any right by virtue of any provision of this Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Trust Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of breach and of the continuance thereof, (ii) the Holders of Certificates of such Series evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (iii) the Trustee, for [fifteen (15)] days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and (iv) no direction inconsistent with such written request has been given to the Trustee during such [fifteen (15)]-day period by Certificateholders evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series. It is understood and agreed that the Trustee shall not be obligated to make any investigation of matters arising under this Trust Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee the reasonable security or indemnity referred to above. It is further understood and agreed, and expressly covenanted by each Certificateholder of each Series with every other Certificateholder of such Series and the Trustee, that no one or more Holders of Certificates of such Series shall have any right in any manner whatever by virtue of any provision of this Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Series. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law of in equity.

                  SECTION 10.03 GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK AND WITHOUT GIVING EFFECT TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 10.04 Notices. (a) All directions, demands and notices hereunder shall be in writing and shall be delivered as set forth in the applicable Series Supplement.

                  (b) Any notice required to be provided to a Holder of a Registered Certificate shall be given by first class mail, postage prepaid, at the last address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

                  (c) Any notice required to be given to a holder of a Bearer Certificate or Coupon shall be published in an Authorized Newspaper or Newspapers in such Place or Places of Distribution as may be specified for a given Series in the applicable Series Supplement, and such notice shall be deemed sufficient if published on two separate Business Days within two Business Days of the time prescribed in this Trust Agreement.

                  (d) Any and all notices to be given to the Depositor shall be deemed to have been duly given if sent by facsimile transmission to Bond Products Depositor LLC, attention: Stephen K. Stegemeyer, Manager (fax no.:
(704) 386-3522) and confirmed to Bank of America Corporate Center at 100 North Tryon Street, Charlotte, North Carolina 28255. The Depositor may change this information by written notice to the Trustee.

                  (e) Any and all notices to be given to the Trustee shall be deemed to have been duly given if sent by facsimile transmission to the Trustee at [Trustee contact information]. The Trustee may change this information by notice to the Depositor.

                  (f) Any and all notices to be given to the Swap
Counterparty, if any, will be specified in the Series Supplement.

                  SECTION 10.05 Notice to Rating Agencies. (a) The Trustee shall use its best efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                           (i) any change or amendment to this Trust
                  Agreement;

                           (ii) the resignation or termination of the Trustee;

                           (iii) the final payment to Holders of the
                  Certificates of any Class;

                           (iv) any change in the location of the Certificate
                  Account; and

                           (v) any event that would result in the inability of
                  the Trustee to make Advances.

                  (b) In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.03.

                  (c) Any such notice pursuant to this Section shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to each Rating Agency at the address specified below or in the applicable Series Supplement.

                  (d) (i) Any and all notices to be given to Moody's shall be deemed to have been duly given if sent by facsimile transmission to Moody's at Moody's Investors Service, Inc., 99 Church Street 21 W, New York, New York 10007, Attention: [ ], facsimile transmission number (212) 553-0335, telephone confirmation number (212) 553-1494. Moody's may change this information by notice to the Depositor and the Trustee.

                           (ii) Any and all notices to be given to S&P shall
                  be deemed to have been duly given if sent by facsimile transmission to S&P at Standard & Poor's, 55 Water Street, New York, New York, 10041, Attention: [Structured Finance Surveillance Group, facsimile transmission number (212) 438-2664, telephone confirmation number (212) 438-2482]. S&P may change this information by notice to the Depositor and the Trustee.

                  SECTION 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 10.07 Grant of Security Interest. (a) It is the express intent of the parties hereto that each conveyance of any Deposited Assets by the Depositor to the Trustee be, and be construed as, a sale of the Deposited Assets by the Depositor and not a pledge of any Deposited Assets by the Depositor to secure a debt or other obligation of the Depositor.

                  (b) In the event that, notwithstanding the aforementioned intent of the parties, any Deposited Assets are held to be property of the Depositor, then, (x) it is the express intent of the parties that such conveyance be deemed a pledge of such Deposited Assets by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (y)(1) this Trust Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York, or such other State as may be specified in the related Series Supplement; (2) the conveyance provided for in Section
2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all the Depositor's right, title and interest in and to such Deposited Assets and all amounts payable to the holders of such Deposited Assets in accordance with the terms hereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property including all amounts from time to time held or invested in the applicable Certificate Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all the Depositor's obligations under this Trust Agreement, including the obligation to provide to the Certificateholders the benefits of this Trust Agreement relating to such Deposited Assets and the applicable Trust; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

                  Accordingly, the Depositor hereby grants to the Trustee a security interest in the Deposited Assets and all other property described in clause (y)(2) of the preceding paragraph, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (y)(3) of the preceding paragraph. Notwithstanding the foregoing, the parties hereto intend the Grant pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Deposited Assets and assets constituting the applicable Trust by the Depositor to the Trustee.

                  (c) The Depositor and the Trustee shall to the extent consistent with this Trust Agreement, take such actions as may be necessary to ensure that, if this Trust Agreement were deemed to create a security interest in the Deposited Assets, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such for so long as any of the Deposited Assets remain outstanding. Without limiting the generality of the foregoing, the Trustee shall file, or shall cause to be filed, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Deposited Assets, including (x) continuation statements and (y) such other statements as may be occasioned by (1) any change of name of the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Depositor or (3) any transfer of any interest of the Depositor in any Deposited Asset.

                  SECTION 10.08 Nonpetition Covenant. Notwithstanding any prior termination of this Trust Agreement, each of the Trustee (including any Administrative Agent, Authenticating Agent, Calculation Agent, or Paying Agent), the Depositor and each Certificateholder agrees that it shall not, until the date which is one year and one day after the termination of the Trust acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

                  SECTION 10.09 No Recourse. Neither the Trustee (including any Administrative Agent, Authenticating Agent, Calculation Agent, or Paying Agent) nor the Depositor shall have any recourse to the Underlying Securities, except for as specifically provided in the related Series Supplement.

                  SECTION 10.10 Article and Section References. All article and section references used in these Standard Terms, unless otherwise provided, are to articles and sections in these Standard Terms.

                  SECTION 10.11 Counterparts. These Standard Terms may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

                  SECTION 10.12 Trust Indenture Act Controls. This Trust Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions. The Trustee agrees to take all actions within its control to prevent these Standard Terms, as supplemented by any Series Supplements, from failing to qualify under the Trust Indenture Act.

                  SECTION 10.13 Segregation Provisions.

                  (a) Each Trust established hereunder is a legal entity separate and apart from each other Trust established by the Depositor under this Agreement or otherwise.

                  (b) Pursuant to Section 2.01 hereof, each Trust will issue only one Series of securities, unambiguously identified with the Underlying Securities unambiguously identified on a series-by-series basis in the Basic Documents, and the Underlying Securities will be held separate and apart from the Underlying Securities relating to any other Series and separate and apart from any property backing any other securities caused to be issued by the Depositor.

                  (c) Any swap transaction entered into by a Trust for a Series will be separate from any other swap transaction for any other Series.

                  (d) A first priority ownership or, pursuant to Section 10.07 hereof, security interest shall be created and perfected over all of the Underlying Securities with respect to each Series and it shall be enforceable notwithstanding the related Trust's insolvency.

                  (e) The Certificateholders of each Series shall have recourse solely to the Deposited Assets deposited in the Trust issuing such Series, and not to any Deposited Assets or other property deposited in any other Trust. If the foregoing provisions of this paragraph 10.13(e) are unenforceable for any reason, or for any reason notwithstanding such provisions any Certificateholder with respect to a Series issued by a Trust is deemed to have an interest in the assets of a different Trust (the "Non-Issuing Trust") such interest shall be subordinate to the interest of the holders of Certificates issued by the Non-Issuing Trust. Such Certificateholders are deemed to agree that the preceding sentence constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code. Creditors of the Depositor, and claimants with respect to trusts established pursuant to other instruments, shall have no recourse with respect to the assets of any Trust established hereunder.

                  (f) Except as provided in Section 10.02(c) hereof, only the Trustee shall be entitled to exercise remedies on behalf of the Certificateholders in accordance with the related Series Supplement.

                  (g) Any difference between the amount realized from the Underlying Securities upon enforcement of the Underlying Securities and the amount that otherwise would have been due pursuant to the related Series Supplement will not constitute a claim against the related Trust any other Trust, the Depositor, the Trustee or any of their Affiliates.

                  (h) Each Trust shall not sell, assign or transfer the Deposited Assets except as expressly provided for herein or in the related Series Supplement.

                  (i) The Depositor agrees that it shall not issue any debt obligations unless it first obtains written confirmation from each relevant Rating Agency that such action will not result in the reduction, withdrawal or qualification, of the rating of any outstanding Series of Certificates.

                  IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                                 BOND PRODUCTS DEPOSITOR LLC,
                                                 as Depositor


                                                 By:____________________________
                                                      Name:
                                                      Title:


                                                 [name of Trustee],
                                                 as Trustee


                                                 By:____________________________
                                                      Name:
                                                      Title:

                  Reconciliation and tie between the Trust Agreement dated as of [ , 2003], and the Trust Indenture Act of 1939 as amended. This reconciliation does not constitute part of Trust Agreement.



        Trust Indenture Act                               Trust
          of 1939 Section                           Agreement Section
          ---------------                           -----------------

               310(a)(1)                                   7.07
                  (a)(2)                                   7.07
                  (a)(5)                                   7.07
                  310(b)                                   7.07
                  312(a)                                   7.15
                  313(a)                                   7.17
                  314(a)                                   3.10
                  (c)(1)                                   1.03
                  (c)(2)                                   1.03
                     (e)                                   1.03
               315(a)(1)                                   7.01(a)
               315(a)(2)                                   7.03(a)
                  315(b)                                   7.01(d)
                  315(d)                                   7.01(c)
            316(a)(1)(A)                                   5.19
               (a)(1)(B)                                   5.20
                     (b)                                   5.21
                     (c)                                   1.03(b)
               317(a)(1)                                   5.18
                     (b)                                   5.13
                  318(a)                                  10.12